UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                      )

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MTS Systems Corporation

(Name of Registrant as Specified In Its Charter)

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MTS Systems Corporation 14000 Technology Drive Eden Prairie, MN 55344-2290 Telephone 952-937-4000 Fax: 952-937-4515 Info@mts.com www.mts.com

December 30, 2019

Dear MTS Shareholder:

MTS is holding a virtual Annual Meeting of Shareholders this year on Tuesday, February 11, 2020, at 2:00 p.m., Central Standard Time. You may attend the Annual Meeting, vote your shares electronically, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MTSC2020. You will need to provide your 16-digit control number that is on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail.

We are excited to continue to utilize the latest technology to provide ready access, real-time communication and cost savings for our shareholders and MTS. We believe that hosting a virtual Annual Meeting will facilitate shareholder attendance and participation from any location in the world.

Your vote is important to us. Approximately 95% of MTS’s outstanding shares were voted at our prior Annual Meeting held in February 2019 and we thank our shareholders for their response. We urge you to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. And, as indicated above, you may vote your shares electronically during the Annual Meeting at www.virtualshareholdermeeting.com/MTSC2020.

I encourage you to attend our virtual Annual Meeting of Shareholders on February 11, 2020, at 2:00 p.m., Central Standard Time, by visiting www.virtualshareholdermeeting.com/MTSC2020.

Very truly yours,

David J. Anderson Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME February 11, 2020 2:00 p.m. (Central Standard Time)	MTS Systems Corporation 14000 Technology Drive Eden Prairie, MN 55344-2290

VIRTUAL MEETING

The annual meeting of shareholders of MTS Systems Corporation (the “Company”) will be held on Tuesday, February 11, 2020, as a virtual meeting at www.virtualshareholdermeeting.com/MTSC2020.

ITEMS OF BUSINESS

1. To elect eight directors to hold office until the next annual meeting of shareholders or until their successors are duly elected;

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 3, 2020 (“fiscal year 2020”);

3. To approve a 500,000 share increase in the number of shares authorized under the Company’s 2017 Stock Incentive Plan;

4. To approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers; and

5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement made available over the internet and, upon request, in paper copy.

The Board of Directors has set the close of business on December 16, 2019, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournments or postponements thereof.

HOW TO VOTE

All shareholders are cordially invited to attend the virtual Annual Meeting of Shareholders at www.virtualshareholdermeeting.com/MTSC2020.

Whether or not you expect to attend, please vote:

By Internet: www.proxyvote.com

By Phone: Call 1.800.690.6903

By Mail: You may request a paper proxy card, which you may complete, sign and return by mail.

The proxy is solicited by the Board of Directors and may be revoked or withdrawn by you at any time before it is exercised.

December 30, 2019

On behalf of the Board of Directors,

David J. Anderson

Chairman of the Board

MTS SYSTEMS CORPORATION

14000 Technology Drive

Eden Prairie, Minnesota 55344

PROXY STATEMENT

GENERAL

This proxy statement is furnished to the shareholders of MTS Systems Corporation (the “Company,” “we,” “us,” or “our”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) to be voted at the virtual Annual Meeting of Shareholders to be held on Tuesday, February 11, 2020 (the “Annual Meeting”), at 2:00 p.m., Central Standard Time, or any adjournments or postponements thereof. This proxy statement and the form of proxy, along with the Annual Report for the fiscal year ended September 28, 2019 (“fiscal year 2019”), is being first sent or given to shareholders on or about December 30, 2019.

PROPOSAL 1

ELECTION OF DIRECTORS

General Information

Eight directors will be elected at the Annual Meeting. Upon the recommendation of the Governance and Nominating Committee, the Board has nominated for election the eight persons named below. Each has consented to being named a nominee and will, if elected, serve until the next annual meeting of shareholders or until a successor is elected. Each nominee listed below is currently a director of the Company and, other than Nancy Altobello and Linda Zukauckas, was previously elected by the shareholders. Each of Ms. Altobello and Ms. Zukauckas was elected to serve as a director by our Board on April 1, 2019 and identified as a director candidate by a third-party search firm retained for this purpose by our Governance and Nominating Committee. Each of Mr. Altobello and Ms. Zukauckas is standing for election by our shareholders for the first time at the Annual Meeting.

In addition to the nominees listed below, Gail P. Steinel and Maximiliane C. Straub served as members of our Board during fiscal year 2019. Ms. Straub’s term expired at last year’s annual meeting of shareholders and Ms. Steinel’s term will expire at the Annual Meeting.

Proxies solicited by the Board will, unless otherwise directed, be voted to elect the eight nominees named below to constitute the entire Board.

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Nominees

The names of the nominees, their principal occupations for at least the past five years and other information are set forth below:

David J. Anderson – Age 72 Director since 2009 Chair since 2011

Mr. Anderson has served on the board of directors of Modine Manufacturing Company (developer and manufacturer of thermal management systems and components) since 2010 and is currently a member of its Corporate Governance and Nominating Committee, Audit Committee, and Technology Committee. He previously served as the Co-Vice Chairman of Sauer-Danfoss, Inc. (developer and manufacturer of fluid power and electronic components and systems for mobile equipment applications) from 2008 until June 2009. Mr. Anderson was the President, Chief Executive Officer and a director of Sauer-Danfoss Inc. from 2002 until he retired in 2009 and had previously held various senior management positions with Sauer-Danfoss Inc. from 1984 to 2008. Prior to 1984, he held various positions in business development, strategic planning, sales, and marketing at several industrial manufacturing and distribution businesses. Mr. Anderson also previously served as a director of Schnitzer Steel Industries, Inc. (a steel manufacturing and scrap metal recycling company) from 2009 to January 2018 and a member of its Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee at various times during that period.

Mr. Anderson’s qualifications to serve on our Board and to serve as the Chair of the Board include his more than 40 years of international, industrial business experience and his chief executive officer and operations experience. He also has technology and engineering experience, the ability to formulate and execute strategy and financial expertise.

Jeffrey A. Graves – Age 58 Director since 2012

Dr. Graves has served as President and Chief Executive Officer of the Company since May 2012. He was previously President, Chief Executive Officer and a director of C&D Technologies, Inc. (a manufacturer, marketer and distributer of electrical power storage systems for the standby power storage market) from July 2005 until May 2012. He also held various executive positions at Kemet Electronics Corporation from 2001 to 2005, including Chief Executive Officer; various leadership positions with General Electric Company’s Power Systems Division and Corporate Research & Development Center from 1995 to 2001; and prior to 1995, various positions of increasing responsibility at Rockwell International Corporation and Howmet Corporation. Dr. Graves has served as a director of Hexcel Corporation since 2007 and as a director of Faro Technologies since December 2017. He previously served as a director of Teleflex Incorporated from 2007 through December 2017.

As the only member of management serving on our Board, Dr. Graves contributes an in-depth understanding of the opportunities and challenges facing our Company. His experience in both executive and board positions at various technology companies gives him insight into strategic, financial and personnel matters, as well as the considerations particular to public companies.

Nancy Altobello – Age 61 Director since 2019

Ms. Altobello was an audit partner of Ernst & Young (“E&Y”) from 1994 to June 2018. She held diverse leadership roles during her 38-year career at the firm, including serving as Managing Partner for Assurance and Advisory Business Services in the Northeast, Managing Partner for the North America Assurance and Advisory Area Practices, and National Director of Human Resources for the Assurance and Advisory Practice. From 2014 until 2018, she served as E&Y’s Global Vice Chair of Talent, where she was responsible for its worldwide recruiting, learning and development. Ms. Altobello is a Trustee at Fairfield University and Fidelity Charitable. She also served on the Board of Directors of CA, Inc., a $4.2 billion global leader in software development from August 2018 until it was acquired by Broadcom in November 2018. She has served on the Board of Directors of MarketAxess Holdings, Inc. since April 2019 and also serves on the Advisory Board for HR Acuity.

Ms. Altobello’s qualifications include extensive executive leadership experience at a large, complex, global firm; deep understanding of accounting, auditing, financial reporting, and compliance and regulatory matters; and extensive experience with human resources matters and diversity initiatives.

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David D. Johnson – Age 63 Director since 2013

Mr. Johnson has served as a director of Nuvectra Corporation since 2016 and is currently the Chair of its Audit Committee. He previously served as Executive Vice President, Treasurer and Chief Financial Officer of Molex LLC (manufacturer of electronic connectors) from 2005 to 2016; Vice President, Treasurer and Chief Financial Officer of Sypris Solutions, Inc., from 1996 to 2005; Regional Controller for Molex’s Far East Region; Financial Director for New Ventures and Acquisitions; and Financial Director for the Far East South Region from 1984 to 1996. From 1978 to 1984, Mr. Johnson worked for the public accounting firm KPMG LLP.

Mr. Johnson’s qualifications to serve on our Board include his chief financial officer experience for a global industrial company. Mr. Johnson has had executive-level responsibility for financial and accounting matters in a number of settings, including international contexts.

Randy J. Martinez – Age 64 Director since 2014

Mr. Martinez served as Corporate Vice President of Strategy and Business Development for AAR Corporation (a provider of aviation services to the worldwide commercial aerospace and governmental/defense industries) from August 2015 to May 2017. Prior to this role, Mr. Martinez held other leadership roles within AAR, including Group Vice President, Aviation Services and President and Chief Executive Officer, AAR Airlift Group (March 2012 to August 2015) and Group Vice President, Government and Defense Services and Senior Vice President, Government and Defense Programs (2009 to 2012). Before joining AAR in 2009, Mr. Martinez was the Chief Executive Officer at World Air Holdings, Inc. (Nasdaq). As a graduate of the United States Air Force Academy, Mr. Martinez served with distinction in the U.S. Air Force for over 21 years, holding a wide variety of leadership roles, including both line command and senior staff positions. Mr. Martinez currently serves on the Board of the National Defense Transportation Association (NDTA), serving as Chair for the Aviation Sector.

Mr. Martinez’s qualifications to serve on our Board include his experience as a chief executive officer at a public company and his particular knowledge of the aviation and defense industries. His diverse industry experience assists us and the Board in helping to understand our customers who are also diverse by industry and geography.

Michael V. Schrock – Age 66 Director since 2014

Mr. Schrock has been an advisor for Oak Hill Capital Partners (a private equity investment firm) since March 2014. He also served as the President and Chief Operating Officer of Pentair LLC (a global water, fluid, thermal management and equipment protection company) from 2006 through 2013. Prior to that role, Mr. Schrock held several leadership positions at Pentair over his 16-year career, including President of Water Technologies Americas, President of the Pump and Pool Group and President/COO of Pentair Technical Products. Before joining Pentair, Mr. Schrock held numerous senior leadership roles in both the US and Europe at Honeywell International Inc. Mr. Schrock has served on the Board of Directors of Plexus Corporation since 2006 and as its Lead Director since 2013, and has served on the Board of Directors of Atkore International Group, Inc. since May 2018 and as its Chairman of the Board since August 2018.

Mr. Schrock’s experience includes more than 35 years in senior roles at major industrial companies. His deep management and operating experience both domestically and internationally and strong track record leading and integrating strategic acquisitions give our Board valuable insight into global business and acquisition matters.

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Chun Hung (Kenneth) Yu – Age 70 Director since 2013

Prior to Mr. Yu’s retirement, he was Vice President, Global Channel Services, International Operations for 3M Company (diversified manufacturer of consumer, industrial and health products) from May 2013 to December 2013; President, China Region and 3M China from 2000 to May 2013; and President, 3M Taiwan from 1999 to 2000. He also served in several Director and leadership roles within the 3M organization from 1969 to 1999, located in St. Paul, Minnesota and the Asian-Pacific region.

Mr. Yu’s qualifications to serve on our Board include his extensive operations experience in the Asian-Pacific region, a market we have identified as a growth opportunity for our Company’s products and services. Mr. Yu also contributes significant leadership, planning and management skills developed during his long tenure with a successful and growing global manufacturing company.

Linda Zukauckas – Age 58 Director since 2019

Ms. Zukauckas is currently Executive Vice President, Business CFO Group and Deputy Chief Financial Officer for American Express since February 2018; she was previously EVP/Controller and Chief Accounting Officer since November 2011. From 2000 to 2011 Ms. Zukauckas held various senior finance roles at Ally Financial, including strategy/M&A, divisional CFO, global controller and global auditor. Ms. Zukauckas was previously with Deutsche Bank from 1997, where she rose to the position of chief auditor for the Global Investment Bank. She began her career with PricewaterhouseCoopers LLP and held progressive audit leadership roles from 1984. Ms. Zukauckas is a director of Financial Executives International and has served as a director of American Express Global Business Travel since 2014.

Ms. Zukauckas’s qualifications to serve on our Board include her financial expertise and her demonstrated ability to create and lead high performance, diverse global organizations.

Voting Information and Board Voting Recommendation

In accordance with Minnesota law, directors are elected by a plurality of votes cast. The eight nominees receiving the highest number of votes will be elected. If any nominee is unable to serve as a director, the Board may act to reduce the number of directors or the persons named in the proxies may vote for the election of such substitute nominee as the Board may propose. It is intended that proxies will be voted for such nominees in the latter circumstance. The proxies cannot be voted for a greater number of persons than eight.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH NOMINEE LISTED.

Other Information Regarding the Board

Meetings and Independence. The Board met six times during fiscal year 2019. All of the current directors attended at least 75% of the number of Board meetings and meetings of Board committees on which he or she served and that were held during the period for which they were directors or committee members during fiscal year 2019. Our policy is that all directors should attend the Annual Meeting and all of the directors who were serving at the time of the prior annual meeting of shareholders, which was held in February 2019, attended the meeting.

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Independence determinations concerning the Board are made by the Governance and Nominating Committee and, with regard to related party transactions, by the Audit Committee. The Governance and Nominating Committee of the Board has determined that Messrs. Anderson, Johnson, Martinez, Schrock and Yu and Mses. Altobello and Zukauckas are independent, as defined by the applicable rules for companies listed on the Nasdaq Stock Market. Dr. Graves is not independent due to his service as Chief Executive Officer of the Company. In making the independence determination with respect to related party transactions during fiscal year 2019, the Audit Committee considered the following, with regard to Mr. Anderson that the Company sold less than $80,000 in goods and services to Modine Manufacturing Company; Ms. Altobello that the Company purchased approximately $15,000 in goods and services from HR Acuity; Mr. Schrock that the Company sold less than $5,000 in goods and services to the Atkore International Group, Inc., purchased approximately $4,700,000 in goods and services from Plexus Corporation, and sold approximately $17,500,000 in goods and services to Plexus Corporation; and Ms. Zukauckas that the Company purchased less than $800,000 in goods and services from American Express. The Audit Committee determined that the aggregate dollar amounts of the transactions are below the threshold for the Nasdaq Stock Market independence rules and/or that the transactions do not present a real, potential or perceived conflict between the Company’s interests and the direct or indirect interests of Messrs. Anderson and Schrock or Mses. Altobello and Zukauckas, as applicable.

Board Committees. Each of our three standing committees operates under a written charter adopted by the Board. These charters are available to shareholders on our website at www.mts.com (select “Investor Relations” and click on “Corporate Governance”).

During fiscal year 2019 and until April 1, 2019, the Audit Committee of the Board was composed of Mr. Johnson (Chair), Ms. Steinel and Messrs. Anderson and Martinez. On April 1, 2019, Mr. Anderson stepped down from serving on the Audit Committee and Mses. Altobello and Zukauckas became members. The Audit Committee held eleven meetings during fiscal year 2019. All members of the Audit Committee during fiscal year 2019 satisfied the Nasdaq Stock Market listing standards for Audit Committee membership. The Board determined that Ms. Steinel and Messrs. Anderson, Johnson and Martinez are each an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002. Among other duties, the Audit Committee:

●	selects our independent registered public accounting firm;

●	reviews and evaluates significant matters relating to our internal controls;

●	reviews the scope and results of the audits by, and the recommendations of, our independent registered public accounting firm;

●	is responsible for monitoring risks related to financial assets, accounting, legal and corporate compliance, discusses legal and compliance matters and assesses the adequacy of Company risk-related internal controls;

●	pre-approves, in accordance with its pre-approval policy, all audit and permissible non-audit services and fees provided by our independent registered public accounting firm;

●	reviews our audited consolidated financial statements and meets prior to public release of quarterly and annual financial information; and

●	meets with our management prior to filing our quarterly and annual reports containing financial statements with the Securities and Exchange Commission (“SEC”).

A report of the Audit Committee is contained in this proxy statement.

The Compensation and Leadership Development Committee (the “Compensation Committee”) of the Board, composed of Mr. Schrock (Chair) and Messrs. Johnson and Martinez and Ms. Altobello, who was appointed to the Compensation Committee on April 1, 2019, held six meetings during fiscal year 2019. All members of the Compensation Committee are independent directors as defined by the rules applicable to companies listed on the Nasdaq Stock Market and are “non-employee directors” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Among other duties, the Compensation Committee:

●	reviews and makes recommendations to the Board regarding our employment practices and policies;

●	in executive session, reviews and recommends to the independent directors of the full Board the compensation paid to our Chief Executive Officer and evaluates the performance of our Chief Executive Officer;

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●	annually approves all compensation paid to the other executive officers, other than our Chief Executive Officer, as noted above;

●	reviews and approves the Company’s retirement plans and approves any amendments related to such plans;

●	recommends stock incentive and employee stock purchase plans to the Board;

●	reviews and approves stock ownership guidelines for executive officers and monitors adherence to such guidelines;

●	determines whether risks arising from the Company’s compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company;

●	oversees the Company’s talent review, leadership development process and succession planning for executive officers; and

●	approves the Compensation Discussion and Analysis (the “CD&A”) for our proxy statement.

A report of the Compensation Committee is contained in this proxy statement.

The Governance and Nominating Committee of the Board, composed of Ms. Steinel (Chair) and Messrs. Schrock and Yu and Ms. Zukauckas, who was appointed to the Governance and Nominating Committee on April 1, 2019, held five meetings in fiscal year 2019. All members are independent directors as defined by the rules applicable to companies listed on the Nasdaq Stock Market. Among other duties, the Governance and Nominating Committee:

●	reviews and approves Board governance practices;

●	administers the Board evaluation process;

●	reviews and approves compensation of non-employee directors;

●	monitors adherence to the stock ownership guidelines applicable to non-employee directors;

●	identifies, evaluates and recommends potential director candidates and director nominees for selection by the Board; and

●	identifies, evaluates and recommends potential candidates for Chairman of the Board and Chief Executive Officer positions when vacancies arise.

Director Nomination Process. In identifying prospective director candidates, the Governance and Nominating Committee (for purposes of this Director Nomination Process sub-section, the “Committee”) considers recommendations from shareholders and recommendations from business and professional sources, including executive search firms.

In evaluating director candidates, the Committee believes that all members of the Board should have personal and professional integrity, an absence of conflicts of interest and an ability to understand and respect the advisory and proactive oversight responsibility of the Board. In addition, all non-employee members of the Board should meet independence requirements, comply with director orientation and education guidelines, commit sufficient time to attend Board and committee meetings and fully perform the duties of a director.

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In addition to these threshold criteria, the Committee also considers the contributions a candidate is expected to make to the collective functioning of the Board. The Committee seeks directors who will contribute to the Board in areas such as strategy and policy development, technology and engineering, human capital development, financial expertise, international business development and best practices, industrial business value creation, acquisition expertise and public company chief executive officer perspective.

Candidates are expected to effectively perform the role of a director by demonstrating broad perspectives and an inquiring mind, being well prepared for and actively participating in Board and committee meetings, contributing expertise to the Board and committees, listening well, expressing views candidly, applying experience and expertise, being respectful of others and appropriately representing the shareholders.

While it does not have a specific written policy with regard to the consideration of diversity in identifying director nominees, the Committee believes the Board should reflect a variety of opinions, perspectives, personal and professional experiences and backgrounds. The goal is to have a balanced and diverse Board, with members whose skills, backgrounds and experiences will enhance the quality of the Board’s deliberations and decisions and cover the spectrum of areas that impact the Company’s business. Each member of the Board should contribute to the overall Board composition, with the goal of creating a diverse Board that works collaboratively to guide the success of the Company and represent shareholder interests.

The Committee’s policy is to consider qualified candidates for positions on the Board who are recommended in writing by shareholders. Shareholders wishing to recommend candidates for Board membership rather than directly nominating an individual should submit the written recommendations to our Secretary at least 90 days prior to the date corresponding to the date of the previous year’s annual meeting of shareholders, with the submitting shareholder’s name, address and pertinent information about the proposed nominee. See “Other Information – Shareholder Proposals” for additional information regarding the submission of candidates for Board membership in the event of a change in the annual meeting date from the previous year.

A shareholder intending to nominate an individual as a director at an annual meeting of shareholders, rather than recommend the individual to the Committee for consideration as a nominee, must comply with the advance notice requirements set forth in our Bylaws. Our Bylaws provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors provided that such shareholder has provided written notice of such intention to our Secretary. Such notice must be given not fewer than 90 days nor more than 120 days prior to the date corresponding to the date of the previous year’s annual meeting of shareholders, except in certain circumstances, and must contain certain required information about the nominee.

Shareholders wishing to recommend for nomination or nominate a director should contact the Company’s Secretary for a copy of the relevant procedure and the criteria considered by the Committee when evaluating potential new directors or the continued service of existing directors.

Board Leadership Structure. Our Board leadership structure currently includes a non-executive Chairman of the Board and a separate Chief Executive Officer. The Board has not adopted a policy of separateness and will periodically re-evaluate its leadership structure.

The primary role of our Chief Executive Officer is to manage the business affairs of the Company and the primary role of our Chairman is to preside over all Board activities and ensure the effectiveness of the Board in all aspects of its areas of responsibility. This role includes working with the Chief Executive Officer to set the Board agenda; ensuring that clear, accurate and timely information is provided to the Board; managing Board meetings to allow time for discussion of complex or difficult issues; and promoting active participation by all Board members. The Chairman may also assist the Chief Executive Officer in managing the Company’s relationships with investors and other external stakeholders.

The Board has determined that the separation of the Chairman and Chief Executive Officer roles is appropriate for the Company at this time because it enables the Chief Executive Officer to focus more closely on the day-to-day operations of the Company. The Board also values the involvement of Mr. Anderson as a leader and, through his service as Chairman, benefits more directly from his extensive industry and executive experience than it would if he did not hold such position.

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Board Role in Risk Management Oversight. Management is responsible for designing and implementing the Company’s day-to-day risk management processes, controls and oversight. The Board, as a whole and through its committees, has broad responsibility for the oversight of risk management. The Board has the responsibility to satisfy itself that risk management processes and controls are adequate and functioning as designed and that Company business is conducted in compliance with proper governance procedures and applicable laws and regulations. The Board views risk in the context of major strategic and operational decisions relative to the anticipated benefits. The Board recognizes that it is neither possible nor prudent to eliminate all risk because purposeful and appropriate risk taking is essential for the Company to be competitive and to achieve its performance goals.

The Board believes the Company has good internal processes, controls and resources to identify, manage and mitigate risk, including a robust code of conduct and the compliance oversight role held by the Chief Risk and Compliance Officer. As a critical part of its risk management oversight role, the Board encourages full, open and ongoing communication with management. The Board regularly engages in discussions with management on strategic, operational and governance matters to ensure that processes and controls are in place so risks are identified, managed and mitigated in a timely fashion. As a part of risk management, we value environmental, social and governance activities. Our commitment to environmental stewardship and social responsibility influences the way we run our manufacturing operations, work with suppliers and design our products. For more information, refer to www.mts.com/sustainability.

The Board implements its risk management oversight function both as a whole and through committees. Much of the work is delegated to various committees, which meet regularly and report back to the full Board. All committees have significant roles in carrying out the risk management oversight function. The chair of each committee provides a committee report at each Board meeting that enables the Board to fulfill its risk management oversight responsibilities. Since risk management oversight is an ongoing process and inherent in the Company’s strategic and operational decisions, the Board also discusses risk in relation to specific proposed actions.

Each committee is comprised entirely of independent directors and is responsible for overseeing risks associated with its respective area of responsibility.

The Audit Committee:

●	assists the Board in fulfilling its oversight responsibilities with respect to accounting and financial reporting principles and policies and internal audit controls and procedures;

●	oversees the preparation by management of the financial statements and the independent audit thereof;

●	evaluates the performance and independence of outside auditors and selects appropriate outside auditors annually;

●	is responsible for monitoring risks related to financial assets, accounting, legal and corporate compliance;

●	discusses legal and compliance matters and assesses the adequacy of Company risk-related internal controls; and

●	meets separately with representatives of our independent auditing firm, the Internal Assurance leader and the Chief Risk and Compliance Officer.

The Compensation Committee:

●	assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with our compensation policies and programs;

●	is responsible for determining salaries, incentives and other elements of total compensation for our executive officers; and

●	administers our various compensation and benefit plans to ensure sound pay practices with features that mitigate risk without changing the incentive nature of the compensation.

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The Governance and Nominating Committee:

●	assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure;

●	is responsible for recommending director candidates to our Board, overseeing processes for shareholders to nominate director candidates and evaluating the performance of directors, committees and the Board; and

●	is responsible for developing, periodically reviewing and recommending corporate governance principles and procedures to the Board, as well as overseeing director orientation and continuing education.

A separate discussion regarding the risk considerations in our compensation programs, including the processes that have been put in place by the Compensation Committee and management to identify, manage and mitigate potential risks in compensation, can be found on page 34 of this proxy statement.

Communications with the Board. The Board provides a process for shareholders to communicate with its members. The manner in which shareholders may send communications to the Board is set forth on our website at www.mts.com (select “Investor Relations” and click on “Corporate Governance”).

Board Evaluation. The Governance and Nominating Committee leads the Board in an annual evaluation of its performance as a board of directors. Our Corporate Governance Guidelines provide that the Board annually evaluate its performance to determine whether the Board, its committees and its individual members are functioning effectively.

Code of Conduct. We adhere to a code of ethics, known as the “MTS Code of Conduct.” It applies to our directors, officers, employees and contractors. The MTS Code of Conduct sets forth guidelines for ensuring that all personnel act in accordance with the highest standards of integrity. The MTS Code of Conduct, as well as any waivers from and amendments to it, are posted on our website at www.mts.com (select “Investor Relations” and click on “Corporate Governance”).

Non-Employee Director Compensation

The table below reflects the cash compensation for annual service during fiscal year 2019 to our non-employee directors:

Role	Fiscal Year 2019 Annual Cash Retainer
Chairman of the Board	$120,000
All other non-employee directors	$60,000
Audit Committee
Chair	$25,000
All other committee members	$10,000
Compensation Committee
Chair	$17,500
All other committee members	$7,500
Governance and Nominating Committee
Chair	$12,500
All other committee members	$5,000

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Upon election or re-election to the Board at each of our annual meetings of shareholders, the directors receive an annual grant of restricted stock units under our 2017 Stock Incentive Plan with the number of shares equal to the amounts set forth in the table below. The annual restricted stock unit award will vest on the one year anniversary of the date of grant.

Role	Fiscal Year 2019 Award Amount	Fiscal Year 2019 RSU Grant (#) (1)
David J. Anderson	$154,000	2,960
Nancy Altobello (2)	$100,006	1,815
David D. Johnson	$120,000	2,307
Randy J. Martinez	$120,000	2,307
Michael V. Schrock	$120,000	2,307
Gail P. Steinel	$120,000	2,307
Kenneth Yu	$120,000	2,307
Linda Zukauckas (2)	$100,006	1,815

(1)	Calculated as award amount divided by the grant date stock price rounded down to the next whole number.

(2)	As discussed below, award was pro-rated to reflect a partial year of service during fiscal year 2019

If a non-employee director is appointed to the Board prior to the annual meeting of shareholders, the non-employee director may receive a pro-rated restricted stock unit award depending upon, among other factors, the length of time until the next annual meeting of shareholders. If a non-employee director resigns, retires or otherwise terminates his or her service as a director, a pro-rata portion of any restricted stock units held by such director shall vest prior to the date that the restrictions would otherwise lapse. Non-employee directors are also reimbursed for travel expenses to Board meetings.

Non-employee directors are also eligible to participate in the Executive Deferred Compensation Plan and may elect to defer up to 100% of the director’s fees we pay in cash and to defer the settlement of up to 100% of the restricted stock unit awards that they are eligible to receive. At the time of the deferral election, participants must select a distribution date and form of distribution. The plan provides for the crediting of dividend equivalents on such deferred settlement restricted stock units and for the crediting of interest on cash amounts (deferred director fees and dividend equivalents amounts) that are credited to a participant’s deferred account. The interest rate utilized is approved by the Compensation Committee in November of each year for the following calendar year. Historically, the ten-year government treasury note rate as of the first business day of the calendar year has been used. The interest rate for calendar year 2019 was 2.66%. For fiscal year 2019, each of Ms. Altobello and Mr. Johnson elected to defer settlement of 100% of his or her respective restricted stock unit grant and associated dividend equivalents paid on such grant. Earnings on the deferred compensation accounts (dividend equivalents and interest credits) do not represent above-market or preferential earnings.

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The table below shows cash compensation earned by non-employee directors for fiscal year 2019 and either paid in cash or deferred at the election of the director as described above. The table also shows the dollar amounts recognized by us for financial statement reporting purposes during fiscal year 2019 for restricted stock unit awards granted for service during fiscal year 2019.

Director Compensation for Fiscal Year 2019

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
David J. Anderson	125,000	154,009	9,047	288,056
Nancy Altobello	51,667	100,007	1,089	152,763
David D. Johnson	90,833	120,033	12,958	223,824
Randy J. Martinez	76,667	120,033	2,794	199,494
Michael V. Schrock	81,250	120,033	2,794	204,077
Gail P. Steinel	81,417	120,033	8,640	210,090
Maximiliane C. Straub	14,167	-	-	14,167
Kenneth Yu	64,167	120,033	2,794	186,994
Linda Zukauckas	50,000	100,007	1,089	151,096

(1)	Includes annual retainer and committee meeting fees paid in cash.

(2)	Amounts represent aggregate grant date fair value during fiscal year 2019 under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 based on the valuation and utilizing the assumptions discussed in Note 9 to our Notes to Consolidated Financial Statements for the fiscal year ended September 28, 2019 included in our Annual Report on Form 10-K for fiscal year 2019. Mr. Anderson was awarded 2,960 restricted stock units and each of Mr. Johnson, Mr. Martinez, Mr. Schrock, Ms. Steinel and Mr. Yu were awarded 2,307 restricted stock units during fiscal year 2019 with a grant date fair value of $52.03 per share; and each of Ms. Altobello and Ms. Zukauckas were awarded 1,815 restricted stock units during fiscal year 2019 with a grant date fair value of $55.10 per share.

(3)	As of September 28, 2019, the directors held the following number of restricted stock units: Mr. Anderson – 2,960; Ms. Altobello – 1,815; Mr. Johnson – 2,307; Mr. Martinez – 2,307; Mr. Schrock – 2,307; Ms. Steinel – 2,307; Ms. Straub – 0; Mr. Yu – 2,307; and Ms. Zukauckas – 1,815.

(4)	Reflects cash dividends paid on unvested restricted stock units or dividend equivalents credited on deferred restricted stock units in fiscal year 2019.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THIS SECTION SHOULD BE READ IN CONJUNCTION
WITH THE “AUDIT COMMITTEE REPORT” BELOW.

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm and to serve as auditors for the fiscal year ending October 3, 2020. Shareholder ratification of the appointment is requested. Consistent with our Audit Committee Charter and the requirements of the Sarbanes Oxley Act of 2002 and applicable rules and regulations of the SEC and the Nasdaq Stock Market, the ratification of the appointment of independent auditors by the shareholders will in no manner impinge upon or detract from the authority and power of the Audit Committee to appoint, retain, oversee and, if necessary, disengage the independent auditors. In the event the appointment of Deloitte is not ratified by the shareholders, the Audit Committee may reconsider the appointment.

Representatives of Deloitte and KPMG LLP (“KPMG”), our independent registered public accounting firm for the fiscal year ended September 28, 2019, are expected to be present at the virtual Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On September 23, 2019, the Audit Committee approved the engagement of Deloitte as our independent registered public accounting firm for the fiscal year ending October 3, 2020, subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter. In connection with this appointment, the Audit Committee approved the dismissal of KPMG, our then-current independent registered public accounting firm, effective upon completion of the audit for the fiscal year ended September 28, 2019.

On November 25, 2019, when we filed our Form 10-K for the year ended September 28, 2019 with the SEC, KPMG completed its audit of our consolidated financial statements as of and for the year ended September 28, 2019, and our engagement of KPMG as our independent registered public accounting firm ended as of that date.

KPMG’s reports on our consolidated financial statements as of and for the fiscal years ended September 28, 2019 and September 29, 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report on our consolidated financial statements as of and for the fiscal year ended September 28, 2019 contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for revenue recognition as of September 30, 2018 due to the adoption of FASB Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.”

During the fiscal years ended September 28, 2019 and September 29, 2018 and the subsequent interim period through November 25, 2019, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between us and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports; and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended September 28, 2019 and September 29, 2018, and the subsequent interim period through November 25, 2019, neither us nor anyone on our behalf has consulted with Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matters that were the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

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Fees and Services

The following table presents aggregate fees for professional services rendered by KPMG in fiscal year 2019 and fiscal year 2018 for the audit of our annual financial statements and for other services.

	Fiscal Year ($000’s)
	2019	2018
Audit Fees(1)	$3,284	$3,477
Audit-Related Fees(2)	75	80
Tax Fees(3)	288	295
All Other Fees(4)	-	-
Total fees	$3,647	$3,852

(1)	Includes annual audit of consolidated financial statements, certain statutory audits, Sarbanes-Oxley Section 404 attestation services, and work related to other filings with the SEC.

(2)	Audit-related fees consist of fees for audits of our employee benefit plans and fees for due diligence.

(3)	Tax fees consist of fees for tax compliance and tax consultation services.

(4)	There were no other fees in fiscal year 2019 or fiscal year 2018.

The amounts in the table include out-of-pocket expenses incurred by KPMG. The Audit Committee pre-approved all non-audit services described in the table. The Audit Committee has determined that the provision of the services identified in the table is compatible with maintaining the independence of KPMG.

Pre-Approval Policy

The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accounting firm is to require pre-approval of all audit services and permissible non-audit services. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm’s independence. In addition, the Audit Committee has delegated authority to grant certain pre-approvals to the Audit Committee Chair. Pre-approvals granted by the Audit Committee Chair are reported to the full Audit Committee at its next regularly scheduled meeting.

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Board Voting Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

AUDIT COMMITTEE REPORT

The Audit Committee is currently composed of five directors who are independent, as defined by the applicable rules for companies listed on the Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available to shareholders on our website at www.mts.com (select “Investor Relations” and click on “Corporate Governance”).

Management is responsible for preparing the financial statements, establishing and maintaining the system of internal controls over the financial reporting processes, and assessing the effectiveness of the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal controls in accordance with auditing standards generally accepted in the United States and for issuing reports on such audit. The Audit Committee’s responsibility is to monitor and oversee these processes.

Management has represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and the Audit Committee has reviewed and extensively discussed the consolidated financial statements with management and KPMG, our independent registered public accounting firm.

In reviewing our fiscal year 2019 audited consolidated financial statements, the Audit Committee discussed with KPMG matters required to be discussed by the applicable Public Company Accounting Oversight Board (“PCAOB”) Standards. In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with them their independence from us and our management. The Audit Committee determined that the tax services provided to our Company by our independent registered public accounting firm are compatible with the independent registered public accounting firm’s independence.

Based upon the Audit Committee’s discussions with management and KPMG and the Audit Committee’s review of the representations of management and the reports of KPMG, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended `September 28, 2019.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

David D. Johnson (Chair)
Nancy Altobello
Randy J. Martinez
Gail P. Steinel

Linda Zukauckas

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Proposal 3

Approval of a 500,000 SHARE INCREASE TO THE SHARES aUTHORIZED UNDER
the Company’s 2017 Stock Incentive Plan

The Board of Directors has approved, subject to shareholder approval, the First Amendment (the “Plan Amendment”) to the MTS Systems Corporation 2017 Stock Incentive Plan (the “2017 Plan”) to allocate 500,000 additional shares for issuance under the 2017 Plan and to make corresponding increases to award limits. No other changes to the 2017 Plan are proposed or recommended. The Plan Amendment is attached hereto as Appendix A.

Background and Purpose

The Compensation Committee believes that equity compensation is vital to the Company’s ability to attract and retain talented and experienced people, closely link employee compensation with performance realized by shareholders, and reward long-term results with long-term compensation. There are not current enough shares available for issuance under the 2017 Plan to allow the Compensation Committee to adequately pursue these goals; however, if approved, the Plan Amendment will permit us to grant additional stock incentive awards to current and new employees, including officers, service providers and members of the Board consistent with the objectives of our compensation program.

Changes from the Current Plan

The only proposed changes to the 2017 Plan under the Plan Amendment are to increase the number of shares allocated to the 2017 Plan by 500,000 shares and to make a corresponding increase to the number of shares that may be issued as incentive stock options. Unless otherwise indicated, any references to the 2017 Plan in this Proposal 3 refer to the 2017 Plan as amended by the Plan Amendment.

Equity Compensation Plan Information

As of December 16, 2019, there were 636,595 shares remaining available for future awards under the 2017 Plan. There were also outstanding stock options to purchase 1,233,829 shares of our common stock, which had a weighted average exercise price of $53.29 and a weighted average remaining contractual life of 4.58 years. As of December 16, 2019, there were 414,727 restricted stock units outstanding.

Burn rate measures our actual net usage of shares for our stock pans as a percentage of outstanding shares. Based on the above, for fiscal years 2019, 2018, and 2017, our burn rate was 1.57%, 1.32%, and 1.16%, respectively, and the three-year average was 1.35%. These rates were calculated by dividing the number of shares subject to awards granted during the year, net of forfeitures and cancellations, by the weighted average number of shares outstanding during each fiscal year.

Key Terms of the 2017 Plan

Below is a summary of the key terms of the 2017 Plan:

Key Plan Features	Description
Effective Date	●	The 2017 Plan became effective June 6, 2017

	●	The Plan Amendment would become effective upon the receipt of shareholder approval

Term of Plan	●	The term of the 2017 Plan will expire on the earlier of June 6, 2027 or the date on which all shares reserved under the 2017 Plan have been issued or are no longer available for use under the 2017 Plan

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Key Plan Features	Description

Eligible Participants	●	Our employees or employees of any of our subsidiaries

	●	Non-employee members of the Board

	●	Key service providers to us or any of our subsidiaries

Total Shares Authorized and Share Counting	●	As of December 16, 2019, an aggregate of 1,136,595 shares of common stock for all types of stock incentive awards, including the additional shares that would be allocated under the Plan Amendment

	●	Shares available under the 2017 Plan are reduced by one share for each share underlying an award, including stock options, restricted stock or units and performance stock or units

	●	Shares available under the 2017 Plan are reduced by the aggregate number of shares exercised pursuant to a stock settled appreciation right and not the net number of shares issued upon exercise

●

Shares withheld by us for taxes, shares tendered to us to pay the exercise price of an option, and shares reacquired by us with amounts received from exercise of an option are not added back to the 2017 Plan

Award Limits	●	Up to the total of 2,000,000 shares plus forfeited or cancelled shares may be issued as incentive stock options, including the additional shares that would be allocated under the Plan Amendment

	●	Up to 200,000 shares per person per year under all stock awards, plus up to an additional 100,000 shares for stock incentives to a newly hired employee

	●	Up to $5,000,000 in awards payable in cash per person per year

Type of Stock Incentive Awards	●	Incentive and nonqualified stock options and stock appreciation rights with an exercise period no longer than seven years

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Key Plan Features	Description

	●	Restricted stock and restricted stock units
	●	Performance stock and performance units
	●	Other awards in stock or cash
	●	Restricted stock awards as Board and Committee compensation on the annual election or re-election of non-employee directors
Vesting and Exercise	●	Determined by Compensation Committee based on service (time vesting) or upon achievement of performance targets (performance vesting) or both, except as provided below
●

Stock Options and Stock Appreciation Rights vest no earlier than one (1) year after the grant date or immediately upon death or disability or a change in control of the Company with respect to non-assumed awards, except that the Compensation Committee may grant or accelerate Stock Options and Stock Appreciation Rights up to 5% of the shares authorized under the 2017 Plan without regard to such minimum vesting period

	●	All non-performance awards that are not assumed or substituted vest upon a change in control
Permissible Features	●

We may specify that stock awards are subject to reduction, cancellation, forfeiture or recoupment under certain circumstance, including misrepresentations in our financial statements, violation of Code of Conduct and violations of restrictive covenants on competing with us or soliciting our customers

Options may be exercised with previously acquired shares or by reducing the net number of shares awarded on exercise

Features Not Permitted	●	Increase the number of shares reserved or any of the limits stated in the 2017 Plan without shareholder approval, except to equalize shares and awards as a result of a stock split or stock dividend

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Key Plan Features	Description

	●	Extend the term of the 2017 Plan without shareholder approval
	●	Re-price stock options or stock appreciation rights or exchange stock options or stock appreciation rights for cash
	●	Re-grant shares tendered for stock option exercise or payment of taxes

Eligibility for Stock Incentive Awards

Our employees who hold key management and technical positions with us or any subsidiary, the non-employee members of our Board, and key service providers to us or our subsidiaries are eligible to receive awards under the 2017 Plan. The Compensation Committee determines which employees and other eligible persons are awarded stock incentives under the 2017 Plan. The 2017 Plan also provides for an annual grant of restricted stock to each non-employee Board member upon election or re-election and shall be determined by the Board in its sole discretion prior to such annual meeting of shareholders, but also permits stock incentives be made to non-employee Board members by the Board in its discretion in addition to the annual grant of restricted stock. Currently, the Company has seven non-employee Board members and approximately 400 employees who are eligible to be designated by the Compensation Committee for incentive awards.

Types of Stock Incentives to be Awarded

Subject to the limits under the 2017 Plan, the Compensation Committee has the discretionary authority to determine the size of the award, the type of award, and if it is tied to meeting performance-based requirements or vests over time. Subject to certain limitations, the Compensation Committee may accelerate unvested awards.

For directors who are not employees, the 2017 Plan provides for an automatic grant of a discretionary number of shares of restricted stock units on each director’s election and re-election at the annual shareholders meeting, which will vest on the first anniversary of the date of grant if the recipient remains a director on such date. Please see “New Plan Benefits” below for a description of the award to non-employee directors that will be made in connection with this Annual Meeting. The Board will determine the number of restricted stock units to be granted to directors under the 2017 Plan in future years. In addition, the Board may from time to time grant additional awards to some or all of the Board as it deems appropriate within the limits set forth in the Plan.

The types of awards that may be made under the 2017 Plan are as follows:

●	Stock options and stock appreciation rights: the right to purchase shares or receive value is based on the appreciation in the underlying shares in excess of an exercise price, which is not less than the fair market value of our common stock on the date of grant. The right may be exercised by the holder during the term of the option or stock appreciation right, which is generally seven years from date of grant, unless earlier terminated upon certain events, such as termination of employment, death or change in control of the Company. For options, the exercise price may be paid in cash or in previously owned shares or by reducing the number of shares issued, in each case equal in value to the exercise price. Stock appreciation rights do not require payment of the exercise price but provide that, upon exercise, shares or cash (or a combination of cash and shares) are issued in an amount equal to the appreciated value of the number of shares exercised. No option or stock appreciation right may be repurchased or exchanged for a lower priced option or stock appreciation right, or for cash. Options vest no earlier than one year after the grant date, except that the Compensation Committee may accelerate such vesting on up to 5% of such options awarded.

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●	Restricted stock and restricted stock units: awards of stock or rights to receive stock that do not require purchase, and which are not available to the recipient until restrictions lapse, either based on time or upon achievement of performance related criteria. Restricted units may vest earlier than the date the shares are issued, which may result in a deferral of income. The holder of restricted stock is entitled to vote those shares. Restricted stock units are not outstanding until paid in stock and therefore do not have voting rights. The Compensation Committee may determine whether, with respect to restricted stock and restricted stock units, to credit dividends or dividend equivalents on those shares or units which will not be paid unless and until the underlying award vests.

●	Performance shares and performance units: awards of restricted stock or restricted stock units that vest only upon satisfaction of performance-based criteria, as described below. Such awards, if in the form of restricted stock units, do not have voting rights unless and until shares are issued, and any dividends or dividend equivalents will not be paid unless and until the performance goal is met and underlying award vests.

●	Other awards: additional opportunities to reward participants through payment of cash or stock as a bonus, or as deferred compensation, or for other purposes for which stock or cash will provide a meaningful incentive. The Compensation Committee may establish sub plans that provide for cash awards that rely upon the performance-based criteria of the 2017 Plan.

Performance Awards

The Compensation Committee may establish sub plans and grant awards that result in the payment of cash or the issuance of stock upon the achievement of one or more of the performance-based criteria set forth in the 2017 Plan. The performance awards may provide for vesting or payment or the calculation of the amount of the award to be based on the performance criteria in the 2017 Plan. Performance awards typically set a goal payout amount and may provide for variable payout amounts based on performance above or below the performance goal. Payments under any such awards are subject to the Award Limits described above.

The Committee generally establishes the performance goals within a reasonable period of time after the beginning of the performance period, the length of the performance period and the amount payable at various performance levels. The performance goals are set at the sole discretion of the Committee and may be based upon criteria including one or more of the following:

Earnings per share	Earnings before or after taxes, depreciation and/or amortization (EBITDA)
Total shareholder return	Share price
Return on assets or equity	Cash flow returns
Net income	Operating income
Revenue or sales	Corporate performance indicators
Cash generation	Working capital
Ratios, such as debt	External indices

The specific performance goals may be absolute in their terms, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures and may relate to one or any combination of corporate, group, unit, division, subsidiary or individual performance. At any time prior to payment, the Committee can adjust awards for the effect of unforeseen events that have a substantial effect on the performance goals and would otherwise make application of the performance goals unfair.

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Adjustments to Stock Incentives for Corporate Transactions

In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase or exchange of our common stock or similar event effecting our stock, the Compensation Committee may in its discretion adjust the number and kind of shares granted under the 2017 Plan, including the number and exercise price of shares subject to outstanding options or stock appreciation rights, and adjust restricted stock, restricted stock units, performance stock and performance share units and other awards.

Effect on Termination of Employment on Stock Incentives

Subject to certain exceptions requiring earlier termination, stock options and stock appreciation rights expire and cannot be exercised 90 days after the termination of a participant’s employment, 180 days after termination of employment as a result of death, disability or retirement, and expire immediately if the termination is for cause as defined in the 2017 Plan or other agreement. Prior to that time, only options that have become exercisable under their terms, based on either service based or performance-based vesting, may be exercised. Restricted stock, restricted stock units, performance stock and performance stock units are forfeited if not vested when the participant terminates employment, including upon death, disability or retirement, unless otherwise determined by the Committee.

Effect of a Change in Control on Stock Incentives

If the acquiring entity does not assume or provide substitute awards, stock options and stock appreciation rights become fully exercisable and restricted stock and restricted stock units automatically become fully vested upon the occurrence of a change in control as defined in the 2017 Plan. The Compensation Committee may elect to accelerate such awards at or prior to the change in control. Awards based on performance criteria where the performance period has not yet closed at the time of a change in control, however, will not automatically accelerate, except that the Board may, in its discretion, determine the achievement of the performance goals as of the change in control and award all or a pro rata portion of the shares based upon the level of performance. The Compensation Committee may require that options or stock appreciation rights be exercised prior to the change in control, may pay cash or other securities to cancel awards in connection with the change in control, or may provide for the successor to substitute its stock for outstanding awards.

Transferability of Stock Incentives

Stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, and performance units, as well as other awards under the 2017 Plan that are vested at the time of the death of the participant, are transferable only by the participant’s last will and testament or applicable state laws on descent and distribution. Restricted stock, restricted stock units, performance stock and performance units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse, or the performance targets have been achieved.

Administration

The Compensation Committee administers the 2017 Plan. The Compensation Committee selects employees who receive awards, determines the number of shares covered by each award, and establishes the other terms and conditions consistent with the limitations contained in the 2017 Plan. The Compensation Committee may also interpret the 2017 Plan and establish and amend terms of existing stock incentive awards, provided that if the participant is adversely affected by the amendment the participant must also consent. The Board may also exercise any of the authorities granted to the Compensation Committee. To the extent required by law or desired for tax purposes, awards to executive officers are made only by persons who qualify as outside directors under securities and tax laws and stock exchange rules. The Compensation Committee may delegate to an executive officer all or part of its responsibilities to make awards, other than the authority to make awards to other executive officers, directors or other insiders.

Amendments to the 2017 Plan

The Compensation Committee may amend or suspend the 2017 Plan at any time except that any amendment will not be permitted without the approval of the shareholders if the amendment either increases the number of shares, provides for re-pricing of outstanding options or stock appreciation rights or for an exchange for cash, or increases the maximum number of shares that may be granted as awards to any participant.

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Tax Consequences of Stock Incentives to Participants and the Company

Options and Stock Appreciation Rights. Stock options granted under the 2017 Plan may either be granted as incentive stock options, which are governed by Internal Revenue Code Section 422, as amended, or as non-qualified stock options, which are governed by Internal Revenue Code Section 83, as amended. Generally, no federal income tax is payable by the participant upon the grant or exercise of an incentive stock option and no deduction is taken by us. If the participant holds the stock acquired upon exercise of the option for a certain period, all appreciation in the value of the shares will be taxed at favorable capital gains tax rates. If the required holding period is not met, then any appreciation in the stock up to the date of exercise will be taxed at ordinary income tax rates. If after exercise, the participant disposes of the shares within a certain time period, we will be entitled to deduct the appreciation on the shares at the time of exercise. Under current tax laws, if a participant exercises a non-qualified stock option, the participant will be taxed on the difference between the fair market value of the stock on the exercise date and the exercise price and we will be entitled to a corresponding tax deduction. Similar rules apply to stock appreciation rights awards.

Restricted and Performance Stock and Units. Awards of restricted stock and restricted stock units, performance stock and performance units under the 2017 Plan generally are not subject to federal income tax when awarded, unless, solely in the case of restricted stock, the participant properly elects to accelerate the tax recognition. Restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, and performance stock is taxed at the time the performance targets are met. Restricted stock units and performance units are generally subject to ordinary tax at the time of payment, even if vested earlier. We are entitled to a corresponding deduction at the time the participant recognizes taxable income on the restricted or performance stock or units.

New Plan Benefits

Because the number or size of the awards that a participant may receive under the 2017 Plan is at the discretion of the Compensation Committee, it is not possible to determine the benefits that will be received by participants under the 2017 Plan if the Plan Amendment is approved. Please see the above description regarding the 2017 Plan’s limitations on the size of awards that may be granted to individual participants.

Each non-employee director elected or re-elected at the Annual Meeting will receive a grant of restricted stock units under the 2017 Plan with the number of shares (rounded to the next whole share) equal to $120,000 divided by the closing price of our common stock on the date of the Annual Meeting. The Chair of the Board will receive restricted stock units with the number of shares (rounded to the next whole share) equal to $154,000 divided by the closing price of our common stock on the date of the Annual Meeting. The restricted stock awards will vest as to all the shares on the first anniversary of the date of the Annual Meeting. Accordingly, if elected or re-elected at this Annual Meeting, non-employee directors Nancy Altobello, David J. Anderson, David D. Johnson, Randy J. Martinez, Michael V. Schrock, Chun Hung (Kenneth) Yu, and Linda Zukaucuckas will receive the award of restricted stock described above. The annual non-employee director awards will be made following such election reelection at the Annual Meeting, regardless of whether the Plan Amendment is approved.

Registration with the Securities and Exchange Commission

If the Plan Amendment is approved by our shareholders, we intend to file a registration statement with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933, as amended, covering the additional 500,000 shares reserved for awards under the 2017 Plan.

Board Voting Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”

THE PROPOSAL TO RESERVE 500,000 Additional Shares FOR AWARDS

UNDER the COMPANY’s 2017 Stock Incentive Plan

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) explains the compensation programs for our Named Executive Officers (NEOs) and the role of the Compensation and Leadership Development Committee (for purposes of this CD&A, the Committee) in setting executive pay for fiscal year 2019. This CD&A should be read together with the compensation tables and related disclosures that follow this CD&A.

Our fiscal year 2019 NEOs are:

●	Jeffrey A. Graves, President and Chief Executive Officer;

●	Brian T. Ross, Executive Vice President and Chief Financial Officer;

●	William C. Becker, former Senior Vice President Test & Simulation Commercial Operations;

●	Steven B. Harrison, Executive Vice President and President, Test & Simulation; and

●	David T. Hore, Executive Vice President and President, Sensors

Mr. Becker retired from the Company on October 17, 2019.

This CD&A is organized into the following sections:

Executive Summary

We consider our executive pay program to be instrumental in helping us achieve our business objectives and effective in rewarding our overall financial and operational performance.

Our overarching philosophy is that we should structure executive pay to be consistent with market competitive practices and to align the long-term interests of our executive officers, shareholders, and customers so that pay appropriately reflects the executive officers’ performance. We believe that a significant portion of an executive officer’s pay should be at risk in the form of performance-based incentive awards that are only paid if performance targets are met.

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The Committee leverages the following best practices in designing, administering and governing our executive compensation programs:

	We Do		We Don’t
●	Target executive pay around the market median, while also considering retention, tenure, experience, and other factors	●	Provide single trigger change-in-control cash severance payments

●	Emphasize the majority of our program in variable pay	●	Allow stock option repricing or discounted stock option granting

●	Require executive officers to hold MTS stock through stock ownership guidelines	●	Offer tax gross-ups related to 280G parachute payments upon change-in-control

●	Vest equity awards over a minimum of one year to promote retention	●	Pay accumulated dividends on unearned equity-based compensation until and unless shares are earned

●	Mitigate risk associated with compensation by using multiple performance metrics, caps on potential incentive payments, and a clawback policy	●	Allow our executive officers or directors to hedge or pledge MTS stock

The primary components of our fiscal year 2019 executive compensation program were base salary, short-term incentives, and long-term incentives, as summarized in the following table, along with the Committee’s decisions for fiscal year 2019:

Element	Key Features			Decisions for Fiscal Year 2019
Base Salary Purpose: Attract and retain executive officers, reward talent development	●	Fixed pay that changes only as a result of the Committee’s annual process for assessing market and executive talent	●	Our CEO received a 3% increase in base salary, while the average increase for all NEOs (excluding Mr. Harrison) was less than 6%
			●	Mr. Harrison received a 39% increase in base salary as the result of his promotion to Executive Vice President, President Test & Simulation in June 2019

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			●	Mr. Ross received a 12.7% increase in base salary in order to move him closer to the 50th percentile of market competitive data.

Short-Term Incentives Purpose: Provide formulaic incentives to achieve or exceed annual operating objectives; encourage a balanced approach to profitability, growth, and strengthening of balance sheet	●	Executive Variable Compensation Plan (EVC Plan)	●	Three performance metrics were utilized for fiscal year 2019: Adjusted EBITDA, Adjusted Revenue, and Leverage Ratio or Working Capital Rate to Revenue (depending on the individual executive officer) (1)

	●	Incentive payouts range from threshold to maximum levels, depending on level of performance

	●	Performance below the threshold level will result in zero payout	●	Mr. Harrison’s target incentive, as a percentage of base salary, increased from 45% to 55% as a result of his promotion to Executive Vice President, President Test & Simulation in June 2019

			●	Mr. Becker’s target incentive, as a percentage of base salary, increased from 40% to 45% as a result of a market supported adjustment

			●	All other fiscal year 2019 target incentives, as a percentage of base salary, are unchanged from fiscal year 2018

Long-Term Incentives (LTI) Purpose: Create alignment to shareholders via a long-term shareholder return perspective; retain top talent	●	Stock options with three-year graded vesting and a seven-year term	●	No changes to the LTI design

	●	Time-based restricted stock units with three-year graded vesting	●	The total LTI grant value awarded to our CEO in fiscal year 2019 increased by 7%, as compared to the fiscal year 2018 grant, while the average increase for all NEOs (excluding Mr. Ross) was less than 20%

	●	Performance-based restricted stock units that vest based on average Adjusted ROIC for LTIs measured over a three-year period

			●	Mr. Ross received a 96% increase in his annual LTI grant value as the result of changes in the market competitive data

			●	Messrs. Becker and Harrison also received additional restricted stock units in July 2019 due to position changes.

(1)	Adjusted EBITDA, Adjusted Revenue, and Leverage Ratio are each a non-GAAP financial measure. For more information on how these non-GAAP financial measures are derived from our audited financial statements, see page 33 of this proxy statement.

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The following chart shows the relative weighting of target pay across these three components for fiscal year 2019:

Say-on-Pay Results

At our annual shareholder meeting in February 2019, our shareholders continued to show strong support of our executive pay program, with 98.1 percent of the votes approving the say-on-pay resolution.

The Committee believes this result affirms our shareholders’ continuing support of the Committee’s approach to executive pay. Thus, the Committee made only nonsubstantive changes to executive pay for fiscal year 2019. We continue to solicit and accept shareholder feedback regarding our compensation programs, and we take this input into consideration along with market trends and our business environment, both internal and external.

Our Compensation Process

Independent Compensation Consultant

Under the Committee’s charter, the Committee has the authority to select, retain and compensate executive compensation consultants and other advisors as it deems necessary to carry out its responsibilities. For fiscal year 2019, the Committee engaged Willis Towers Watson to provide information regarding compensation of our executive officers. Specifically, Willis Towers Watson was asked by the Committee to:

●	Review and provide information on our compensation peers;

●	Provide market competitive data on executive compensation for base salary, short-term incentives, and long-term incentives; and

●	Provide market competitive data on incentive design structures and performance measures.

Determining Competitive Compensation

The Committee works with Willis Towers Watson to analyze competitive market data to determine appropriate base salary levels, short-term incentive target pay, and long-term incentive grant values for all our executive officers. When making comparisons to the market data, the Committee generally seeks to establish compensation levels that approximate the market median.

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With respect to our CEO’s pay, the Committee conducts an annual performance assessment of the CEO and determines appropriate adjustments to all elements of his pay based on his individual performance and the Company’s performance. The Committee recommends CEO pay to the Board for approval. The CEO does not participate in these Committee or Board deliberations and does not vote on matters concerning CEO pay.

For other executive officers, the CEO makes recommendations to the Committee for all elements of pay based on individual and Company performance and market data. The Committee reviews, discusses, modifies, and approves the recommendations, as appropriate.

Market Data Sources and Analysis

The Committee annually assesses “competitive market” compensation for each element of executive compensation using a number of sources. A primary source is our peer group and the related data provided by Willis Towers Watson. In determining our peer group, we recognize that many of our direct competitors are either privately-owned companies, or divisions of much larger, more diversified, public companies. However, by considering relevant industries (e.g., industrial, manufacturing, engineering and electrical components) and size parameters (e.g., revenue, earnings and market capitalization) we developed the following list of peer companies:

Badger Meter Inc.	KEMET Corporation
Brooks Automation Inc.	Kimball Electronics, Inc.
Cognex Corporation	Littelfuse, Inc.
Coherent Inc.	Methode Electronics, Inc.
CTS Corporation	MKS Instruments, Inc.
Daktronics Inc.	National Instruments Corporation
ESCO Technologies Inc.	Novanta Inc.
Fabrinet	OSI Systems, Inc.
FARO Technologies Inc.	RBC Bearings Inc.
HEICO Corporation	Rogers Corporation
John Bean Technologies Corporation	Standex International Corporation

In addition to the data from these peer companies, market competitive data was obtained from the 2018 Willis Towers Watson Compensation DataBank Survey and the 2018 Willis Towers Watson Compensation Survey Report for companies with less than $1 billion in revenue.

The Committee does not have a set policy or formula for weighting the elements of compensation (i.e., base salary, short-term incentives, and long-term incentives) for each executive officer. Instead, the Committee considers market factors relevant to each executive officer and their tenure, role within the Company and contributions to the Company’s performance. In general, as executive officers assume greater responsibility, a larger portion of their total cash compensation is payable as short-term cash incentive, which is variable based on performance, as opposed to base salary, and a larger portion of their total direct compensation comes in the form of long-term equity incentives.

Components of Pay

Fiscal Year 2019 Base Salaries

The Committee reviews executive officer base salaries annually and may choose to make adjustments. The following table outlines fiscal year 2019 base salary increases for our NEOs as approved by the Committee:

Named Executive Officer	Fiscal Year 2019 Base Salary	Fiscal Year 2018 Base Salary	Increase Percentage
Jeffrey A. Graves	$716,000	$695,250	3.0%
Brian T. Ross	$400,000	$355,000	12.7%
William C. Becker	$320,000	$300,000	6.7	%(1)
Steven B. Harrison	$480,000	$335,000	43.3	%(2)
David T. Hore	$500,000	$500,000	-	(3)

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(1)	Mr. Becker retired from the Company effective October 17, 2019.

(2)

Mr. Harrison received a base salary increase of 3.0% in November 2018 and a promotion base salary increase of 39.0% in June 2019 in relation to his promotion to Executive Vice President, President Test & Simulation.

(3)	Mr. Hore’s base salary is based on the Hore Employment Agreement.

Fiscal Year 2019 Short-Term Incentives

Under the EVC Plan, all the NEOs employed by the Company at the end of fiscal year 2019 were eligible for cash payments as determined based upon our financial performance as compared to set performance standards.

The following table shows the fiscal year 2019 target incentive opportunity for the EVC Plan:

Named Executive Officer	2019 EVC Plan Target Incentive (% of Base Salary)
Jeffrey A. Graves	100%
Brian T. Ross	55%
William C. Becker (1)	40% and 45%
Steven B. Harrison (2)	45% and 55%
David T. Hore	25%

(1)	Mr. Becker’s target incentive opportunity was 40% from September 30, 2018 through November 24, 2018 and 45% from November 25, 2018 through September 28, 2019. Mr. Becker’s target incentive increased as a result of a market supported adjustment.

(2)	Mr. Harrison’s target incentive opportunity was 45% from September 30, 2018 through June 8, 2019 and 55% from June 9, 2019 through September 28, 2019. Mr. Harrison’s target incentive increased as a result of his promotion to Executive Vice President, President Test & Simulation in June 2019.

The following diagram shows the fiscal year 2019 EVC Plan Metrics and Weightings for our NEOs:

2019 EVC Plan Metrics and Weightings for

Named Executive Officers

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For Dr. Graves and Mr. Ross, the Adjusted EBITDA, Adjusted Revenue, and Leverage Ratio performance metrics were based on total Company performance. For Messrs. Becker, Harrison, and Hore, the Adjusted EBITDA, Adjusted Revenue, and Working Capital Rate to Revenue (“WCRR”) performance metrics were based upon achievement of financial targets for their respective business segments. The Committee established these Adjusted EBITDA, Adjusted Revenue and WCRR metrics based on segment (rather than total Company) performance for these executive officers to reflect their accountability for the performance of that segment. The Committee believes that the leader of the segment has a meaningful opportunity to directly impact the achievement of the performance goals through his individual performance as the leader of that segment.

The Committee established minimum, target and maximum levels of achievement for each of the performance metrics, as shown in the following table:

Corporate Goal (1)	Weight	Threshold	Target	Maximum	Result	Percent of Target Performance Achieved
Adjusted EBITDA (000s) (2)	50%	$102,962	$128,702	$154,442	$119,227	93%
Adjusted Revenue (000s) (2)	30%	$708,043	$832,992	$957,941	$828,973	100%
Leverage Ratio (2)	20%	3.3	2.8	2.3	3.1	90%
Payout as % of Target Incentive	—	50%	100%	200%	—	83.9%

(1)	Specific Adjusted EBITDA, Adjusted Revenue and WCRR performance metrics for the Test & Simulation and Sensors segments and the corresponding minimum, target and maximum amounts are not disclosed due to the potential competitive harm of such disclosure. For fiscal year 2019, the Committee followed the same pattern in setting segment-specific performance levels as for setting the corporate performance levels: for Adjusted EBITDA, minimum is equal to 80% of the expected results under the applicable segment’s annual plan, target is equal to expected results, and maximum is equal to 115% of expected results; for Adjusted Revenue, minimum is equal to 85% of the expected results under the applicable segment’s annual plan, target is equal to expected results, and maximum is equal to 120% of expected results; and for WCRR, minimum is equal to 90% of the expected results under the applicable segment’s annual plan, target is equal to expected results, and maximum is equal to 110% of expected results.

(2)	Adjusted EBITDA, Adjusted Revenue, and Leverage Ratio are each a non-GAAP financial measure. For more information on how these non-GAAP financial measures are derived from our audited financial statements, see page 33 of this proxy statement.

In addition to the performance metrics set forth above, the Committee believes that Earnings Per Share (EPS) provides a strong link between the EVC Plan and shareholder value, and therefore, if the target level of EPS is not met, participants are limited to target payouts under the EVC Plan regardless of the results of other performance goals. This year’s EPS target level was $2.50, and the achieved level was $2.21. As a result, payouts under the EVC Plan that would have been in excess of target level based on achievement of performance metrics were instead limited to target level.

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Based on the results for fiscal year 2019, the payouts to each NEO under the EVC Plan by performance goal were calculated as follows based upon their respective fiscal year 2019 base salaries:

Performance Goal	Percent of Target Payout Achieved	Jeffrey A. Graves	Brian T. Ross	William C. Becker (1)	Steven B. Harrison(1)	David T. Hore (1)
Adjusted EBITDA (2)	82%	$290,463	$87,808	$55,551	$73,424	$47,381
Adjusted Revenue (2)	98%	$210,163	$63,533	$68,451	$90,473	$31,133
Leverage Ratio or WCRR (2)	68%	$96,918	$29,299	$26,890	$35,540	$25,000
Total (with cap) (3)	—	$597,544	$180,640	$139,964	$184,994	$103,514
Total as % of Target	—	83.9%	83.9%	100%	100%	82.8%

(1)	Achievement of the performance goals relating to Adjusted EBITDA, Adjusted Revenue, and Leverage Ratio for Company performance for fiscal year 2019 does not apply to Messrs. Becker, Harrison, and Hore. Amounts attributable to Adjusted EBITDA, Adjusted Revenue, and WCCR for each of Messrs. Becker, Harrison, and Hore represent amounts attributable to actual achievement in fiscal year 2019 by the business segments of the Adjusted EBITDA, Adjusted Revenue, and WCCR performance metrics, respectively.

(2)	Adjusted EBITDA, Adjusted Revenue, Leverage Ratio, and WCCR are each a non-GAAP financial measure. For more information on how these non-GAAP financial measures are derived from our audited financial statements, see page 33 of this proxy statement.

(3)	Payouts for each of Messrs. Becker and Harrison were limited to target level as the target level of EPS was not achieved for fiscal year 2019.

Fiscal Year 2019 Long-Term Incentives

The long-term incentives (LTIs) granted to each NEO in fiscal year 2019 consisted of stock options, restricted stock units (RSUs), and performance-based restricted stock units (PRSUs), according to the following mix:

2019 LTI Type Mix

(% of total grant dollar value)

LTI Type		Key Features
Stock Options	●	Non-qualified stock options

	●	Vest one-third per year commencing on the first anniversary of the date of grant

	●	Seven-year term

RSUs	●	Restricted stock units

	●	Vest one-third per year commencing on the first anniversary of the date of grant

PRSUs	●	Performance-based restricted stock units

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●	Adjusted ROIC for LTIs as the performance measure, emphasizing profitability with a longer-term view

●	The performance measure is expressed as average Adjusted ROIC for LTIs over a three-year performance period

●	The performance range has threshold, target and maximum performance expectations for each three-year cycle

●	Payouts are 50%, 100%, and 200% at threshold, target, and maximum performance, respectively

The fiscal year 2019 LTIs are summarized for each NEO in the following table (except as noted below, all LTIs were granted in December 2018):

Named Executive Officer	Number of Stock Options	Number of Restricted Stock Units	Number of Performance Restricted Stock Units	Aggregate Value of Awards
Jeffrey A. Graves	36,886	9,539	19,078	$1,862,000
Brian T. Ross	9,707	2,510	5,020	$490,000
William C. Becker	4,952	1,281	2,561	$250,000
William C. Becker*	—	5,708	—	$320,000
Steven B. Harrison	4,952	1,281	2,561	$250,000
Steven B. Harrison*	—	12,485	—	$700,000
David T. Hore	5,448	1,409	2,818	$275,000

* Each of Messrs. Becker and Harrison received additional RSUs in July 2019.

In determining the number of stock options to grant, 25% of the aggregate value of the award is divided by the average of the Black Scholes values over the 90 days prior to the end of the fiscal year. This methodology, versus determining the number of stock options to grant based on the closing price of the Company’s common stock on the date of grant, better represents the value of our equity over a period of time prior to the date of the award and signals that pay realized from stock option grants will be more sensitive to future stock price appreciation and less sensitive to past stock price volatility. In determining the number of RSUs and PRSUs to grant, 25% and 50%, respectively, of the aggregate value of the award is divided by the closing price of the Company’s common stock on the date of grant.

The table below sets forth the threshold, target and maximum levels for the three-year average Adjusted ROIC for LTIs performance goal for the performance period of fiscal year 2017 through fiscal year 2019 as well as the actual achievement of that performance goal and the percentage of the target level of that achievement.

Performance Goal	Threshold	Target	Maximum	Result	Percent of Target Performance Achieved	Percent of Target Payout Achieved
Adjusted ROIC for LTIs*	7.3%	9.1%	19.9%	7.5%	82.4%	56.1%

*	Represents a non-GAAP financial measure. For more information on how this non-GAAP financial measure is derived from our audited financial statements, see page 33 of this proxy statement.

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The payout for the PRSUs granted on April 17, 2017 (or, in the case of Mr. Ross, on May 15, 2017) was calculated as follows based upon fiscal years 2017 through 2019 performance.

			Target PRSUs		Actual PRSUs
Named Executive Officer	Performance Period	Vesting and Payout Date	Number of Shares Awarded (#)	Grant Date Fair Value (1) ($)	Number of Shares Acquired (#)	Value Realized at Vest (2) ($)
Jeffrey A. Graves	Fiscal Years 2017-2019	12/13/2019	16,216	$749,990	9,099	$424,832
Brian T. Ross (3)	Fiscal Years 2017-2019	12/13/2019	1,597	$84,082	896	$41,834
Steven B. Harrison	Fiscal Years 2017-2019	12/13/2019	1,892	$87,505	1,062	$49,585
David T. Hore	Fiscal Years 2017-2019	12/13/2019	2,973	$137,501	1,668	$77,879

(1)	Other than for Mr. Ross, Target PRSU value represents number of shares granted multiplied by the share price of $46.25 on the date of the grant (April 17, 2017). For Mr. Ross, Target PRSU value represents number of shares granted multiplied by the share price of $52.65 on the date of the grant (May 15, 2017)

(2)	The value realized on the vesting of the PRSUs is the fair market value of our common stock at the time of vesting (December 13, 2019).

(3)	Mr. Ross received a separate equity award on May 15, 2017 in connection with his appointment as Senior Vice President and Chief Financial Officer.

Other Compensation and Policies

Benefits and Perquisites

Our executive officers are provided retirement and health benefits that are generally available to our other salaried employees, including:

●	Retirement savings plan with a Company match (not available to Mr. Hore);

●	Disability and life insurance; and

●	Medical, vision and dental insurance (not available to Mr. Hore).

Our executive officers, other than Mr. Hore, are eligible to participate in our Executive Deferred Compensation Plan, which allows us to provide non-qualified retirement benefits that are identical to the tax-qualified benefits but on income above the allowable level of qualified plans.

We provide limited executive perquisites, based upon competitive market data and, in the case of physical examinations, to promote vitality and succession in the executive team, including:

●	A car allowance, except for Mr. Hore, who has use of a Company-owned vehicle; and

●	A club membership for Mr. Hore; and

●	Reimbursement for an executive physical examination for amounts not covered by insurance, up to $3,000 (not available to Mr. Hore).

Additional, in connection with Mr. Harrison’s promotion to Executive Vice President, President Test & Simulation in June 2019 and his related move to Minnesota, we paid $25,000 to help offset costs associated with purchasing a residence in the Twin Cities.

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Executive Compensation Clawback Policy

The EVC Plan, the 2011 Stock Incentive Plan (the 2011 Plan) and the 2017 Stock Incentive Plan (the 2017 Plan) include clawback provisions. The provisions require an executive officer to forfeit and allow us to recoup from the executive officer any payments or benefits received by the executive officer under the EVC Plan, the 2011 Plan or the 2017 Plan under certain circumstances, such as certain restatements of our financial statements, termination of employment for cause, violation of the MTS Code of Conduct and breach of an agreement between us and the executive officer.

Stock Ownership Guidelines

To align our executive officers’ and directors’ interests with our shareholders’ interests, the Committee expects our executive officers and directors to acquire significant equity ownership in the Company. Accordingly, we have adopted stock ownership guidelines requiring each executive officer and independent director to achieve an equity ownership level equal to a specified multiple of his or her base salary or annual cash retainer, respectively, within five years of being appointed as an executive officer, within five years of a change in executive officer status resulting in an increased required level of ownership, or within five years of being elected as a director, as applicable.

The current minimum equity ownership levels as a multiple of base pay or annual cash retainer, as applicable, are as follows:

●	Five times for the CEO and all independent directors;

●	Four times for the Chief Financial Officer; and

●	A multiple equal to their executive salary grade level for any other President, Executive Vice President, and Senior Vice President (ranging from one time to four times) and one-half time for a senior level executive.

The policy requires that our executive officers and independent directors hold equity acquired through our equity compensation plans in a minimum amount of 75% of the net shares acquired (net of taxes) until ownership levels are met. The policy also provides that failure by a participant to meet the required ownership level within the time period established will result in a requirement that such participant retain 100% of the net shares acquired (net of taxes) through our equity compensation programs until ownership levels are met.

The Committee reviews the progress of our executive officers and independent directors toward the ownership guidelines on a regular basis. Other than Dr. Graves, all our executive officers are within the initial five-year compliance period for meeting the ownership guidelines and we expect that they will each meet the ownership guidelines within the established timeframes. While Dr. Graves does not currently meet the ownership guidelines, we expect that he will do so within fiscal year 2020, and until such time, he will retain 100% of the net shares acquired (net of taxes) through our equity compensation programs. All our independent directors have either met the ownership guidelines or are within the initial five-year compliance period for meeting the ownership guidelines. For those within the initial five-year compliance period, we expect that they will each meet the ownership guidelines within the established timeframes.

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Non-GAAP Financial Measures and Performance Metrics

Below is information on how we calculate target levels and actual results for certain metrics discussed above:

●	Adjusted Revenue: Adjusted Revenue is a non-GAAP financial measure and is calculated by excluding the impact of the revenue recognition accounting standard adopted during fiscal year 2019 and business acquisitions completed during fiscal year 2019 from GAAP revenue. For Messrs. Becker, Harrison and Hore, Adjusted Revenue is calculated using financial information for their respective business segments according to the definition described above

●	Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure. We calculate EBITDA by adding back interest, taxes, depreciation and amortization expense to GAAP net income. Adjusted EBITDA is calculated by adding back stock-based compensation, acquisition-related expenses, acquisition inventory fair value adjustment, and restructuring / other expenses to EBITDA. In addition, we exclude the impact of the revenue recognition accounting standard adopted in fiscal year 2019 and the EBITDA from business acquisitions completed during fiscal year 2019. For Messrs. Becker, Harrison and Hore, Adjusted EBITDA is calculated using financial information for their respective business segments according to the definition described above

●	Adjusted ROIC for LTIs: Adjusted ROIC for LTIs is a non-GAAP financial measure and is calculated by dividing Adjusted Performance Net Income (as defined below) by Average Adjusted Invested Capital (as defined below) over a three-year time period. Adjusted Performance Net Income is a non-GAAP financial measure and is calculated by excluding the following from net income: after-tax interest expense and the estimated impact to net income from business acquisitions completed during fiscal year 2019. Average Adjusted Invested Capital is a non-GAAP financial measure and is defined as the aggregate of average interest-bearing debt, excluding interest-bearing debt incurred as a result of business acquisitions completed during fiscal year 2019, and average shareholders’ equity, excluding equity incurred as a result of the business acquisitions completed during fiscal year 2019, and is calculated as the sum of current and prior year ending amounts divided by two.

●	Leverage Ratio: Leverage Ratio is a non-GAAP financial measure and is calculated as the ratio of our Adjusted Total Interest-Bearing debt for Leverage Ratio (as defined below) to our Adjusted EBITDA.

●	Adjusted Total Interest-Bearing Debt for Leverage Ratio: Adjusted Total Interest-Bearing Debt for Leverage Ratio is a non-GAAP financial measure. We calculate Adjusted Total Interest-Bearing Debt for Leverage Ratio by excluding interest-bearing debt incurred as a result of business acquisitions completed during fiscal year 2019.

●	Working Capital Rate to Revenue (WCRR): WCRR is a non-GAAP financial measure and is calculated by dividing the Average Working Capital (as defined below) by revenue, adjusted for the impact of the revenue recognition accounting standard adopted in fiscal year 2019. We calculate working capital at the end of each quarter by adding together net inventory, accounts receivable and net unbilled accounts receivable; and then subtracting accounts payable and advance payments from customers using GAAP results adjusted for the impact of the revenue recognition accounting standard adopted in fiscal year 2019. Average Working Capital is calculated by adding the total working capital from each quarter and then dividing this sum by four. For Messrs. Becker, Harrison and Hore, WCCR is calculated using financial information for their respective business segments according to the definition described above

Compensation and Leadership Development Committee Report

The Compensation and Leadership Development Committee has discussed and reviewed the Compensation Discussion and Analysis set forth above with management. Based upon this review and discussion, the Compensation and Leadership Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

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SUBMITTED BY THE COMPENSATION AND LEADERSHIP DEVELOPMENT

COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

Michael V. Schrock (Chair)

Nancy Altobello

David D. Johnson

Randy J. Martinez

Risk Considerations in Our Compensation Programs

In fiscal year 2019, management and the Compensation Committee continued to focus on responsible pay practices designed to produce positive results for the Company and its shareholders without encouraging excessive or inappropriate risk-taking. The Compensation Committee’s analysis identified the following components of our compensation programs that it believes effectively reduce risk without reducing incentives:

●	Our use of different types of compensation (cash salary, cash incentive compensation and equity) provides an appropriate balance of short-term and long-term incentives with fixed and variable components;

●	Our compensation plan design and the governance processes work together to minimize exposure to excessive risk, while creating a focus on operational activities that contribute to long-term shareholder value creation;

●	Our metrics used to determine the amount of a participant’s incentive compensation under our short-term incentive plans focus on a combination of Company-wide and business unit performance using a balance of top and bottom-line growth measures;

●	Our metric used to determine the amount of a participant’s award under our long-term incentive plan focuses on our ability to create value for investors from our operating activities;

●	Our incentive compensation plans impose threshold and maximum payout levels on awards to ensure that we are rewarding desired performance and limiting windfalls;

●	Our commission-based plans are aligned to drive business growth and support achievement of short- and long-term strategic objectives;

●	Our incentive programs include clawback provisions and allow the use of negative discretion for named executive officers;

●	Our stock ownership guidelines encourage prudent contribution to shareholder value and discourage excessive risk taking; and

●	Our system of internal controls places a strong focus on avoiding undue financial risk through a well-developed design and administrative review processes.

Based on the Company’s use of these programmatic safeguards and on the Compensation Committee’s continued review of the Company’s incentive compensation policies and practices for all of the Company’s worldwide locations, the Compensation Committee concluded in fiscal year 2019 that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Conflict of Interest Analysis

Our Compensation Committee has considered the relationships that its independent compensation consultants have had with the Company, the members of the Compensation Committee and our executive officers, as well as the policies that the consultants have in place to maintain their independence and objectivity and has determined that the work performed by its compensation consultants has raised no conflicts of interest.

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Summary Compensation Table

The following table sets forth the cash and non-cash compensation with respect to each named executive officer during the prior three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (2) ($)	Non- Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total ($)

Jeffrey A. Graves President and Chief Executive Officer	2019 2018 2017	712,006 691,348 670,194	— — —	1,396,510 1,303,525 1,124,985	465,501 431,988 345,975	597,544 415,683 237,778	21,117 20,892 20,667	3,192,678 2,863,436 2,399,599

Brian T. Ross Executive Vice President and Chief Financial Officer	2019 2018 2017	391,349 351,415 260,190	— — —	367,464 237,518 171,151	122,502 62,133 88,213	180,640 116,124 62,646	21,117 20,892 15,977	1,083,072 788,082 598,177

William C. Becker Former Senior Vice President Test & Simulation Commercial Operations	2019 2018 2017	316,160 299,998 288,460	— — 25,000	507,537 144,213 123,732	62,494 49,706 28,830	139,964 20,499 41,079	21,117 20,892 20,638	1,047,273 535,308 527,739

Steven B. Harrison Executive Vice President and President, Test & Simulation	2019 2018 2017	379,430 335,005 206,157	— — 112,771	887,524 168,772 181,254	62,494 55,921 40,362	184,993 25,752 —	46,117 21,685 82,346	1,560,558 607,135 622,890

David T. Hore Executive Vice President and President, Sensors	2019 2018 2017	500,000 500,000 490,385	— 107,100 —	206,278 268,763 206,229	68,754 55,921 63,426	103,514 — —	34,329 35,813 34,322	912,874 967,597 794,362

(1)	Amount for Mr. Becker represents an inducement cash bonus. Amount for Mr. Harrison includes an inducement cash bonus ($20,000) plus the guaranteed EVC Plan payout at target ($92,771) pursuant to the terms of his employment offer. Amount for Mr. Hore represents a discretionary cash bonus.

(2)	Amounts represent the aggregate grant date fair value of RSUs and stock options that were granted in each fiscal year as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 utilizing the assumptions discussed in Note 9 to our Notes to Consolidated Financial Statements for the fiscal year ended September 28, 2019 included in our Annual Report on Form 10-K for fiscal year 2019. Assuming that maximum performance is achieved for PRSUs, total amounts under “Stock Awards” would be as follows: Dr. Graves, $2,327,515; Mr. Ross, $612,440; Mr. Becker, $632,515; Mr. Harrison, $1,012,501; and Mr. Hore, $343,795.

(3)	Represents amounts awarded for fiscal year 2019 performance under the EVC Plan and paid out in the first quarter of fiscal year 2020.

(4)	The table below describes the amounts in the “All Other Compensation” column above.

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Supplemental Table to the “All Other Compensation” Column

	Retirement Plan				Life Insurance Premiums, Executive Physical and Health
Name	Match ($)	Fiscal Year Contribution (1) ($)	Car ($)	Club Membership ($)	Saving Account Contributions ($)	Relocation Expenses ($)	Total ($)

Jeffrey A. Graves	12,375	—	8,040	—	702	—	21,117
Brian T. Ross	12,375	—	8,040	—	702	—	21,117
William C. Becker	12,375	—	8,040	—	702	—	21,117
Steven B. Harrison	12,375	—	8,040	—	702	25,000	46,117
David T. Hore	—	2,700	23,898	7,731	990	—	35,319

(1)	For Dr. Graves and Messrs. Ross, Becker, and Harrison, no discretionary Fiscal Year Contribution was made in fiscal year 2019 given overall Company performance. Mr. Hore received an Employer Nonelective Contribution according to the terms of the MTS Systems Corporation Retirement Savings Plan based on business segment performance.

Grants of Plan-Based Awards in Fiscal Year 2019

As reflected in the table below, the named executive officers received four types of plan-based awards for their service in fiscal year 2019: a cash award under the EVC Plan, payable in the first quarter of fiscal year 2020; stock options granted on December 5, 2018 under the 2017 Plan; RSUs granted on December 5, 2018 under the 2017 Plan; and PRSUs granted on December 5, 2018 under the 2017 Plan.

EVC Awards

Under our EVC Plan, the named executive officers may receive cash payouts after the completion of each fiscal year if specified performance goals established at the beginning of the fiscal year are attained. For each named executive officer, a cash incentive amount, expressed as a percentage of his or her base salary, is established for performance at each of the target and maximum levels. The EVC Plan awards for fiscal year 2019 were structured so that the cash incentive paid to each named executive officer would be 0% to 200% of the payout level established for performance at the target level for each goal.

Information about the potential payout levels established for each named executive officer and the nature and weighting of the goals selected for fiscal year 2019 can be found under “Compensation Discussion and Analysis.” The actual amounts paid pursuant to the EVC Plan for fiscal year 2019 performance are listed in the “Non-Equity Incentive Plan Compensation” column to the Summary Compensation Table.

Stock Options

Unless an option holder is terminated for cause, vested stock options are exercisable for 90 days after the termination of the option holder’s employment, or 180 days upon death, disability or retirement. If an option holder’s employment is terminated for “Cause,” as such term is defined in our 2011 Plan or 2017 Plan, as applicable, all unexercised options will immediately terminate. The Committee may, at any time after the award is granted, accelerate the vesting of some or all the unvested options as it deems appropriate.

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These stock options would become fully exercisable upon the occurrence of a “Change in Control,” as such term is defined in our 2011 Plan or 2017 Plan, as applicable, unless the acquiring entity assumed or provided a substitute for the award. The Committee may require options be exercised prior to the Change in Control and may pay cash or other securities to cancel awards in connection with the Change in Control.

Restricted Stock Units

If a unit holder’s employment is terminated, the unvested units will be forfeited. The Committee may, at any time after the award is granted, accelerate the vesting of some or all the unvested units as it deems appropriate.

These RSUs would become fully exercisable upon the occurrence of a “Change in Control,” as such term is defined in our 2011 Plan or 2017 Plan, as applicable, unless the acquiring entity assumed or provided a substitute for the award. The Committee may pay cash or other securities to cancel awards in connection with the Change in Control.

Grants to named executive officers of plan-based awards in fiscal year 2019 are set forth in the table below.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Options Awards: Number of Securities	Exercise or Base Price of Options	Grant Date Fair Value of Stock and Option
Name	Grant Date	Approval Date	Award Type (1)	Threshold (3) ($)	Target ($)	Maximum ($)	Threshold (4) (#)	Target (#)	Maximum (#)	or Units (#)	Underlying Options (5) (#)	Awards(5) ($/Sh)	Awards (6) ($)
Jeffrey A. Graves			Cash	71,600	716,000	1,432,000	—	—	—	—	—	—	—
	12/5/2018	11/12/2018	Options	—	—	—	—	—	—	—	36,886	$48.80	465,501
	12/5/2018	11/12/2018	PRSUs	—	—	—	9,539	19,078	38,156	—	—	—	931,006
	12/5/2018	11/12/2018	RSUs	—	—	—	—	—	—	9,539	—	—	465,503

Brian T. Ross			Cash	22,000	220,000	440,000	—	—	—	—	—	—	—
	12/5/2018	11/12/2018	Options	—	—	—	—	—	—	—	9,707	$48.80	122,502
	12/5/2018	11/12/2018	PRSUs	—	—	—	2,510	5,020	10,040	—	—	—	244,976
	12/5/2018	11/12/2018	RSUs	—	—	—	—	—	—	2,510	—	—	122,488

William C. Becker			Cash	14,400	144,000	288,000	—	—	—	—	—	—	—
	12/5/2018	11/12/2018	Options	—	—	—	—	—	—	—	4,952	$48.80	62,494
	12/5/2018	11/12/2018	PRSUs	—	—	—	1,280	2,561	5,122	—	—	—	124,977
	12/5/2018	11/12/2018	RSUs	—	—	—	—	—	—	1,281	—	—	62,513
	7/15/2019	6/4/2019	RSUs	—	—	—	—	—	—	5,708	—	—	320,048

Steven B. Harrison			Cash	26,400	264,000	528,000	—	—	—	—	—	—	—
	12/5/2018	11/12/2018	Options	—	—	—	—	—	—	—	4,952	$48.80	62,494
	12/5/2018	11/12/2018	PRSUs	—	—	—	1,280	2,561	5,122	—	—	—	124,977
	12/5/2018	11/12/2018	RSUs	—	—	—	—	—	—	1,281	—	—	62,513
	7/15/2019	6/4/2019	RSUs	—	—	—	—	—	—	12,485	—	—	700,034

David T. Hore			Cash	12,500	125,000	250,000	—	—	—	—	—	—	—
	12/5/2018	11/12/2018	Options	—	—	—	—	—	—	—	5,448	$48.80	68,754
	12/5/2018	11/12/2018	PRSUs	—	—	—	1,409	2,818	5,636	—	—	—	137,518
	12/5/2018	11/12/2018	RSUs	—	—	—	—	—	—	1,409	—	—	68,759

(1)	The cash awards are made pursuant to the EVC Plan. The grants of stock options, RSUs and PRSUs were made pursuant to the 2017 Plan.

(2)	The EVC Plan performance goals for fiscal year 2019 are described under “Compensation Discussion and Analysis – 2019 Short-Term Incentives.”

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(3)	Threshold amounts can be calculated for each individual performance measure, and in each case are equal to 50% of the target amount payable with respect to that measure. The amounts reported as threshold amounts in the table represent the payout that would have been made if threshold performance were achieved for the performance measure assigned the lowest weight for the respective named executive officer, assuming that threshold performance was not achieved for any other performance measure.

(4)	Threshold amounts represent minimum number of PRSUs, equal to 50% of the target number of PRSUs available if threshold performance is achieved.

(5)	Equal to the closing market value of shares of our common stock on Nasdaq on the grant date.

(6)	The grant date fair value of options is calculated using a multiple option form of the Black-Scholes option valuation model with assumptions for interest rate, expected life, share price volatility and dividend yield. The grant date fair value of RSUs is calculated with reference to the fair market value of the underlying shares (the closing market value of shares of our common stock on Nasdaq on the grant date). The grant date fair value of PRSUs is calculated at the target level of performance with reference to the fair market value of the underlying shares (the closing market value of shares of our common stock on Nasdaq on the grant date). See Note 9 to our Notes to Consolidated Financial Statements for the fiscal year ended September 28, 2019 included in Item 8 of Part II of our Annual Report on Form 10-K for fiscal year 2019.

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Outstanding Equity Awards at 2019 Fiscal Year-End

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised				Number of Shares or Units of Stock	Market Value of Shares or Units of Stock	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Unites or Other Rights
		Options (1)				That	That	That	That
				Option		Have	Have	Have	Have
			Un-	Exercise	Option	Not	Not	Not	Not
	Grant	Exercisable	Exercisable	Price	Expiration	Vested	Vested	Vested	Vested
Name	Date	(#)	(#)	($)	Date	(#) (2)	($) (2)	(#) (3)	($) (3)
Jeffrey A. Graves	12/4/2013	68,241	—	$64.90	12/4/2020	—	—	—	—
	12/3/2014	32,854	—	$66.98	12/3/2021	—	—	—	—
	12/9/2015	61,455	—	$61.74	12/9/2022	—	—	—	—
	4/17/2017	25,961	12,980	$46.25	4/17/2024	—	—	—	—
	4/17/2018	12,978	25,956	$52.30	4/17/2025	—	—	—	—
	12/5/2018	—	36,886	$48.80	12/5/2025	—	—	—	—
	4/17/2017	—	—	—	—	2,702	149,339	—	—
	4/17/2017	—	—	—	—	—	—	16,216	896,258
	4/17/2018	—	—	—	—	5,538	306,085	—	—
	4/17/2018	—	—	—	—	—	—	16,616	918,366
	12/5/2018	—	—	—	—	9,539	527,221	—	—
	12/5/2018	—	—	—	—	—	—	19,078	1,054,441

Brian T. Ross	1/15/2015	1,898	—	$71.52	1/15/2022	—	—	—	—
	12/9/2015	4,425	—	$61.74	12/9/2022	—	—	—	—
	4/17/2017	3,115	1,558	$46.25	4/17/2024	—	—	—	—
	5/15/2017	2,912	1,455	$52.65	5/15/2024	—	—	—	—
	4/17/2018	1,867	3,733	$52.30	4/17/2025	—	—	—	—
	12/5/2018	—	9,707	$48.80	12/5/2025	—	—	—	—
	4/17/2017	—	—	—	—	324	17,907	—	—
	5/15/2017	—	—	—	—	266	14,702	—	—
	5/15/2017	—	—	—	—	—	—	1,597	88,266
	12/15/2017	—	—	—	—	611	33,770	—	—
	4/17/2018	—	—	—	—	796	43,995	—	—
	4/17/2018	—	—	—	—	—	—	2,390	132,095
	12/5/2018	—	—	—	—	2,510	138,728	—	—
	12/5/2018	—	—	—	—	—	—	5,020	277,455

William C. Becker	4/17/2017	2,164	1,081	$46.25	4/17/2024	—	—	—	—
	4/17/2018	1,494	2,986	$52.30	4/17/2025	—	—	—	—
	12/5/2018	—	4,952	$48.80	12/5/2025	—	—	—	—
	10/15/2016	—	—	—	—	222	12,270	—	—
	4/17/2017	—	—	—	—	225	12,436	—	—
	4/17/2017	—	—	—	—	—	—	1,351	74,670
	4/17/2018	—	—	—	—	637	35,207	—	—
	4/17/2018	—	—	—	—	—	—	1,912	105,676
	12/5/2018	—	—	—	—	1,281	70,801	—	—
	12/5/2018	—	—	—	—	—	—	2,561	141,546
	7/15/2019	—	—	—	—	5,708	315,481	—	—

Steven P. Harrison	4/17/2017	3,029	1,514	$46.25	4/17/2024	—	—	—	—
	4/17/2018	1,680	3,360	$52.30	4/17/2025	—	—	—	—
	12/5/2018	—	4,952	$48.80	12/5/2025	—	—	—	—
	4/15/2017	—	—	—	—	360	19,897	—	—
	4/17/2017	—	—	—	—	315	17,410	—	—
	4/17/2017	—	—	—	—	—	—	1,892	104,571
	4/17/2018	—	—	—	—	717	39,629	—	—
	4/17/2018	—	—	—	—	—	—	2,151	118,886
	12/5/2018	—	—	—	—	1,281	70,801	—	—
	12/5/2018	—	—	—	—	—	—	2,561	141,547
	7/15/2019	—	—	—	—	12,485	690,046	—	—

David T. Hore	4/17/2017	4,760	2,379	$46.25	4/17/2024	—	—	—	—
	4/17/2018	1,680	3,360	$52.30	4/17/2025	—	—	—	—
	12/5/2018	—	5,448	$48.80	12/5/2025	—	—	—	—
	4/17/2017	—	—	—	—	495	27,359	—	—
	4/17/2017	—	—	—	—	—	—	2,973	164,318
	2/15/2018	—	—	—	—	1,366	75,499	—	—
	4/17/2018	—	—	—	—	717	39,629	—	—
	4/17/2018	—	—	—	—	—	—	2,151	118,886
	12/5/2018	—	—	—	—	1,409	77,875	—	—
	12/5/2018	—	—	—	—	—	—	2,818	155,751

(1)	Stock options granted are exercisable in three equal installments each year beginning on the first anniversary of the grant date and have a seven-year term.

(2)	The market value of unvested RSUs equals the closing price of our common stock on Nasdaq at the end of fiscal year 2019 ($55.27) multiplied by the number of shares or units. The RSUs vest in three equal annual installments beginning on the first anniversary of the grant date.

(3)	The number of PRSUs reported in this column is based on achieving target payouts for future equity performance. The market value of unvested PRSUs equals the closing price of our common stock on Nasdaq at the end of fiscal year 2019 ($55.27) multiplied by the number of shares or units. The PRUs vest in December 2019 (for those granted in April and May 2017), December 2020 (for those granted in April 2018), and December 2021 (for those granted in December 2018).

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Option Exercises and Stock Vested in Fiscal Year 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vest (1) (#)	Value Realized on Vest (2) ($)
Jeffrey A. Graves	—	—	14,379	726,220
Brian T. Ross	—	—	1,683	88,298
William C. Becker	—	—	766	41,509
Steven B. Harrison	—	—	1,034	57,075
David T. Hore	—	—	3,398	192,038

(1)	The number of shares acquired includes the number of shares of stock withheld by the Company to cover tax obligations. The number of shares delivered to each named executive officer following such withholding was: Dr. Graves 9,977, Mr. Ross 1,164, Mr. Becker 502, Mr. Harrison 667, and Mr. Hore 2,207.

(2)	The value realized on the vesting of the RSUs and PRSUs is the fair market value of our common stock at the time of vesting.

Non-Qualified Deferred Compensation

Our Executive Deferred Compensation Plan is a non-qualified plan that provides a select group of employees, including all the named executive officers, except Mr. Hore, with the option to defer up to 90% of base salary or short-term cash incentive. Independent directors are also eligible to participate in the Executive Deferred Compensation Plan and may elect to defer up to 100% of the director’s fees we pay.

Participants’ deferred compensation accounts earn a monthly rate of return based on an established interest rate. The interest rate is approved by the Compensation Committee in November of each year for the following calendar year. Historically, the ten-year government treasury note rate as of the first business day of the calendar year has been used. As such, the interest rate for calendar year 2019 was 2.66%.

At the time of the deferral election, participants must also select a distribution date and form of distribution. Participants may elect to receive distribution in a single payment, installments, or combination thereof. Distribution elections cannot change unless the election is to postpone payment until the fifth anniversary of separation from service or, if later, age 60 and the election must be made at least 12 months before separation from service. In no case can an earlier distribution election be allowed.

None of our named executive officers elected to participate in the Executive Deferred Compensation Plan during fiscal year 2019.

Potential Payments Upon Termination or Change in Control

Payments and benefits receivable by the named executive officers upon termination of employment or a change in control of our Company are governed by the arrangements described below.

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Executive Change in Control Severance Plan

We adopted the Executive Change in Control Severance Plan (the “Change in Control Severance Plan”) on September 30, 2013, which became effective January 1, 2014, so that the treatment of all eligible named executive officers would be consistent if such executive’s employment with the Company or an affiliate was terminated without Cause or for Good Reason following a Change in Control, each as defined in the Change in Control Severance Plan. Under the Change in Control Severance Plan, the Company will pay and provide to the eligible participants benefits in a sum equal to 200% of the following: annual base salary; average annual amounts paid under the EVC Plan for the preceding three years (or the actual number of years of receipt of such incentive compensation if less than three years); and any other form of compensation paid to the participant and included in such individual’s gross income during the 12-month period immediately prior to the date of termination. The cash severance benefit will be paid in a lump sum following termination. The executive will also receive certain life, disability, accident, and health insurance coverage for a period of up to 18 months following termination and officers’ liability insurance for not less than six years from the date of a Change in Control. As a condition to the receipt of such benefits, the executive may not render services to any entity offering any competing product for a period of two years following the date of termination unless the change in control was not approved by the Board.

Executive Severance Plan

We adopted the Executive Severance Plan on September 30, 2013 (the “Severance Plan”), so that the treatment of all eligible named executive officers would be consistent if such executive’s employment with the Company or an affiliate was terminated without Cause or for Good Reason, each as defined in the Severance Plan. In the event of such termination, the Severance Plan provides that the eligible participant would receive as benefits a sum equal to 100% of his or her annualized basic cash remuneration in effect during the then current year and certain life, accident and health insurance coverage. The cash severance benefit would be paid in equal installments on each payroll pay date during the 12-month period beginning no later than 60 days following the date of termination. As a condition of the receipt of these benefits, the executive may not render services to any entity offering any competing product for a period of one year following the date of termination. In addition, payments to be paid under the Severance Plan can be forfeited, and certain payments already made can be recaptured, if the executive engaged or engages in conduct detrimental to the Company while employed by the Company or violates the Severance Plan’s non-compete provisions.

Equity Incentives

The 2011 Plan and the 2017 Plan provide that, if any awards have not been assumed or substituted by an acquiring entity, any stock incentives accelerate upon a change in control. If awards that have been assumed or substituted by an acquiring entity, the stock incentives will not accelerate upon a change in control. Notwithstanding the foregoing, unless the Committee determines otherwise at or prior to the change in control, no stock incentive that is subject to any performance criteria for which the performance period has not expired will accelerate at the time of a change in control.

Short-Term Cash Incentives

Under the terms of the awards made pursuant to the EVC Plan, if a named executive officer’s employment with the Company is terminated for any reason other than death before the end of the fiscal year on which the performance goals are based, the officer will not receive any payout under the EVC Plan. If a named executive officer dies during the fiscal year on which the performance goals are based, a prorated payout based on actual achievement of the performance goals at the end of the fiscal year will be made to such officer’s estate. Such a payout will be proportionately reduced based upon the time such named executive officer was employed during the fiscal year.

Estimated Payments for Named Executive Officers

Assuming that a termination of employment and/or change in control occurred on September 28, 2019, the total compensation payable to the following named executive officers in accordance with the Executive Change in Control Severance and Executive Severance Plans that were in place at that time is as set forth in the table below.

	Termination of Employment in Conjunction with a Change in Control				Change in Control (without Termination of Employment)	Termination (without Change in Control)
Name	Cash Payment ($) (1)	Accelerated Vesting ($) (2)	Benefits ($) (3)	Total Value ($)	Accelerated Vesting ($) (2)	Cash Payment ($) (4)	Benefits ($) (5)	Total Value ($)
Jeffrey A. Graves	2,282,083	4,284,532	33,336	6,599,951	4,284,532	716,000	21,504	737,504
Brian T. Ross	1,055,686	838,666	12,181	1,906,533	838,666	400,000	7,401	407,401
William L. Becker (6)	790,442	823,183	25,725	1,639,350	823,183	320,000	16,430	336,430
Steven B. Harrison	1,166,577	1,258,461	3,240	2,428,278	1,258,461	480,000	1,440	481,440
David T. Hore	1,132,267	570,458	30,834	1,733,559	570,458	500,000	20,112	520,112

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(1)	Pursuant to the Change in Control Severance Plan, represents two times each named executive officer’s respective annual compensation, which consists of annual base salary, the average of the cash incentive payment made pursuant to the EVC Plan for each of the prior three fiscal years, excluding any payments made with respect to a partial fiscal year, and other non-EVC Plan based payments during the previous 12-month period prior to the date of termination.

(2)	Represents the aggregate value of stock options and restricted stock units held by each named executive officer that were not vested as of September 28, 2019 but whose vesting and exercisability would have been accelerated under the terms of the 2011 Plan and 2017 Plan (assuming that the awards were not assumed or substituted by an acquiring entity). If the awards were assumed or substituted by an acquiring entity, the vesting and exercisability would not accelerate upon a change in control. The value of accelerating each unvested stock option is equal to the difference between the stock price and the exercise price of such option. The value of accelerating each unvested restricted stock unit is equal in each case to the stock price.

(3)	Pursuant to the Change in Control Severance Plan, represents payments made to each named executive officer for life, disability, and accident and health insurance benefits for 18 months following termination.

(4)	Pursuant to the Severance Plan, represents each named executive officer’s annualized basic cash remuneration.

(5)	Pursuant to the Severance Plan, represents payments made for each named executive officer’s life, accident and health insurance benefits for 12 months following termination.

(6)	Mr. Becker retired from employment with us on October 17, 2019. Mr. Becker received a retirement payment of $335,000 in one payment of approximately $12,885 on December 26, 2019 and one payment of approximately $322,115 on January 9, 2020. He did not receive any other severance benefits.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the median of the annual total compensation of our employees and the annual total compensation of Jeffrey A. Graves, our President and Chief Executive Officer. For fiscal year 2019:

●	The median of the annual total compensation of all employees of our company (excluding Dr. Graves) was reasonably estimated to be $55,799;

●	The annual total compensation of Dr. Graves was $3,192,678.

●	Based on this information, the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all other employees is estimated to be 57 to 1.

Under the SEC’s rules, a company is required to identify its median employee only once every three years so long as there have been minimal changes to its employee population or employee compensation arrangements that the company reasonably believes would not have a meaningful impact on its pay ratio. We believe that we have not had any such changes in fiscal year 2019 that would have impacted our pay ratio. As such, we continue to use the median employee originally identified in fiscal year 2018. To identify such median employee, we began by considering each individual employed by us worldwide on July 1, 2018, which included approximately 3,500 total employees. We then calculated total cash compensation for each employee including both current base salary (or annual wage rate) and bonuses paid during the prior 12 months. To calculate total cash compensation for any employee that we paid in currency other than U.S. Dollars, we applied the applicable foreign currency exchange rate in effect on July 1, 2018 to determine the amount in U.S. Dollars. Once compiled into a single database, we analyzed the compensation amounts for all our employees (excluding Dr. Graves) to determine our median employee.

Using this median employee, we added together all the elements of such employee’s compensation for fiscal year 2019 in the same way that we calculate the annual total compensation of our named executive officers in the Summary Compensation Table. To calculate our ratio, we divided Dr. Graves’s annual total compensation, as reported in the Summary Compensation Table above, by the median employee’s annual total compensation.

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PROPOSAL 4

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION
OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

General Information

In accordance with Section 14A of the Exchange Act, shareholders are being asked to vote on the following resolution:

RESOLVED, that the shareholders of MTS Systems Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables and the accompanying narrative disclosure, set forth in the Company’s proxy statement.

The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained on pages 22 to 42 of this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive environment.

Your vote on Proposal 4 is advisory and therefore not binding on the Company, the Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board believes that the Company should hold an advisory vote on the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”) annually, and plans to hold a similar Say-on-Pay Vote each year until the next required vote on the frequency of Say-on-Pay Votes or until the Board determines that it is in the best interest of the Company to hold such vote with a different frequency. The next Say-on-Pay Vote will be held at our fiscal year 2020 annual meeting to be held early in calendar year 2021.

Board Voting Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE

THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE

COMPENSATION DISCUSSION AND ANALYSIS SECTION, THE COMPENSATION TABLES AND

THE ACCOMPANYING NARRATIVE DISCLOSURE, SET FORTH IN THIS PROXY STATEMENT.

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OTHER INFORMATION

Security Ownership of Principal Shareholders and Management

We had 19,159,266 shares of common stock outstanding as of the close of business on December 16, 2019. The following table sets forth, as of the close of business on December 16, 2019, the number and percentage of outstanding shares of our common stock beneficially owned by each person who is known to us to beneficially own more than five percent of our common stock.

Name and Address of Beneficial Owner	Number of Shares	Note	Percent
BlackRock, Inc. 55 East 52nd St. New York, NY 10055	2,605,244	(1)	13.6%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,855,572	(2)	9.7%
Ariel Investments, LLC 200 E. Randolph Drive, Suite 2900 Chicago, IL 60601	1,738,655	(3)	9.1%
Fuller & Thaler Asset Management, Inc. 411 Borel Avenue, Suite 300 San Mateo, CA 94402	1,216,556	(4)	6.3%

(1)	According to the Schedule 13G/A filed on January 31, 2019 with the SEC. Includes 2,560,400 shares over which BlackRock, Inc. has sole voting power and 2,605,244 shares over which BlackRock, Inc. has sole dispositive power.

(2)	According to the Schedule 13G/A filed on February 11, 2019 with the SEC. Includes 17,145 shares over which The Vanguard Group, Inc. has sole voting power, 2,526 shares over which The Vanguard Group, Inc. has shared voting power, 1,836,275 shares over which The Vanguard Group, Inc. has sole dispositive power and 18,297 shares over which The Vanguard Group, Inc. has shared dispositive power.

(3)	According to the Schedule 13G/A filed on February 14, 2019 with the SEC. Includes 1,192,366 shares over which Ariel Investments, LLC has sole voting power and 1,216,556 shares over which Ariel Investments, LLC has sole dispositive power.

(4)	According to the Schedule 13G/A filed on February 14, 2019 with the SEC. Includes 1,192,366 shares over which Fuller & Thaler Asset Management, Inc. has sole voting power and 1,216,556 shares over which Fuller & Thaler Asset Management, Inc. has sole dispositive power.

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock as of December 16, 2019 by:

●	Each director, director-nominee and “named executive officer”; and

●	all directors and executive officers of the Company as a group.

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Name	Shares of Common Stock	RSUs (1)	Options(1)	Total	Percent of Class
David J. Anderson	19,430	2,960	-	22,390	*
Nancy Altobello	-	-	-	-	*
David D. Johnson	10,818	-	-	10,818	*
Randy J. Martinez	9,030	2,307	-	11,337	*
Michael V. Schrock	19,030	2,307	-	21,337	*
Gail P. Steinel	11,931	2,307	-	14,238	*
Chun Hung (Kenneth) Yu	18,886	2,307	-	21,193	*
Linda Zukauckas	4,400	-	-	4,400	*
Jeffrey A. Graves	63,507.4273	-	213,785	277,292.4273	1.4%
Brian T. Ross	3,938.8969	-	17,454	21,392.8969	*
William C. Becker	5,741.5827	-	3,658	9,399.5827	*
Steven B. Harrison	4,777.2914	-	6,360	11,137.2914	*
David T. Hore	38,121.3504	-	8,256	46,377.3504	*
All Directors and Executive Officers as a group (13 persons)	112,877.966	-	257,376	370,253.9660	1.9%

*	Represents less than one percent.

(1)	Includes options exercisable within sixty days of December 16, 2019 and RSUs vesting within sixty days of December 16, 2019. Does not include RSUs that would otherwise vest within sixty days of December 16, 2019, but for which settlement has been deferred to a later date.

Related Party Transactions

The Audit Committee is responsible for the review and approval of all related party transactions between the Company and any of our executive officers, directors or director nominees, or any immediate family member of any such person. Pursuant to a related party transactions approval procedure adopted by the Audit Committee, all related party transactions that involve amounts in excess of $120,000 and in which a related party has or will have a direct or indirect material interest, must be approved in advance by the Audit Committee. If the proposed transaction involves a member of the Audit Committee, such member will not participate in the deliberations or vote on the proposed transaction. Related party transactions may be approved if the Audit Committee in good faith determines them to be (i) fair and reasonable to us, (ii) on terms no less favorable than could be obtained by us if the transaction did not involve a related party and (iii) in our best interests.

There were no related party transactions during fiscal year 2019.

Information Regarding Equity Compensation Plans

The following table sets forth information regarding our equity compensation plans as of September 28, 2019.

(shares in thousands)	Securities Authorized for Issuance Under Equity Compensation Plans
Plan category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of shares of common stock remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by shareholders	980	$55.11	967
Equity compensation plans not approved by shareholders	-	-	-
Total	980	$55.11	967

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(1)	Reflects securities to be issued upon the exercise of vested stock options and the vesting of restricted stock units under the 2017 Plan.

(2)	The weighted-average exercise price set forth in this column is calculated excluding outstanding restricted stock and restricted stock unit awards, since recipients are not required to pay an exercise price to receive the shares subject to these awards.

(3)	Includes securities available for future issuance under the 2017 Plan other than those listed in the first column and approximately 581,000 shares of common stock available for issuance under our 2012 Employee Stock Purchase Plan (the “2012 ESPP”).

Under the 2012 ESPP, there is a two-year mandatory holding period for stock acquired upon exercise of options granted thereunder. In contrast, there is no mandatory holding period for stock acquired upon exercise of options granted under the 2017 Plan. However, the federal income tax consequences to an employee for immediate disposition of stock acquired upon exercise of incentive stock options may make it more advantageous to the employee to hold such shares for at least one year from the date of exercise and two years from the date of grant. In addition, our executive officers and directors are subject to stock ownership guidelines that may encourage our executive officers and directors to hold shares acquired upon exercise of options. See the section of this proxy statement entitled “Executive Compensation – Compensation Discussion and Analysis – Compensation Policies – Stock Ownership Guidelines” for more information.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has been an officer or employee of our Company or any of our subsidiaries and affiliates or has had any relationship with our Company requiring disclosure in our proxy statement other than service as a director. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officer of which served either on our Board of Directors or on our Compensation Committee.

Shareholder Proposals

Proposals Included in the Proxy Statement

Proposals of our shareholders that are intended to be presented by such shareholders at our fiscal year 2020 annual meeting that we anticipate will be held in early calendar year 2021 and that shareholders desire to have included in our proxy materials related to such meeting must be received by us at our principal executive offices no later than 5:00 p.m., Central Standard Time, September 1, 2020, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

If a shareholder wishes to present a proposal at our fiscal year 2020 annual meeting to be held in early calendar year 2021 or to nominate one or more directors and the proposal is not intended to be included in our proxy statement relating to that meeting, the shareholder must give advance notice to us prior to the deadline for such meeting determined in accordance with our Bylaws. In general, our Bylaws provide that such notice should be addressed to the Secretary and be no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except in certain circumstances as further described in our Bylaws. For purposes of our fiscal year 2020 annual meeting, such notice must be received no earlier than October 14, 2020 and not later than November 13, 2020. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. Our Bylaws set out specific requirements that such shareholders and written notices must satisfy. Copies of those requirements will be forwarded to any shareholder upon written request to the Secretary of the Company.

Our management knows of no matters other than the foregoing to be brought before the Annual Meeting. However, this proxy gives discretionary authority in the event that additional matters should be presented.

A copy of our Annual Report on Form 10-K for the fiscal year ended September 28, 2019, which includes audited financial statements, will be furnished without charge to any shareholder who requests it in writing from Treasurer, MTS Systems Corporation, 14000 Technology Drive, Eden Prairie, Minnesota 55344 and is also available from the SEC’s Internet site at www.sec.gov or via our Internet site at www.mts.com.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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ABOUT THE ANNUAL MEETING AND PROXY MATERIALS

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will vote upon (1) the election of eight directors, (2) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020, (3) a 500,000 share increase in the number of authorized shares under our 2017 Stock Incentive Plan, (4) a non-binding, advisory vote to approve the compensation of the Company’s named executive officers, and (5) such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. In addition, our management will report on the performance of the Company and respond to questions from shareholders.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or request a printed set of the proxy materials at no cost to the shareholder. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability.

If you do not affirmatively elect to receive printed copies of the proxy materials, you will only be able to view our proxy materials electronically on the Internet. Providing our proxy materials to shareholders on the Internet rather than printing and mailing hard copies saves us these costs. We encourage you to view our proxy materials on the Internet. Shareholders who have affirmatively elected to receive a printed set of our proxy materials may change their election and elect to view all future proxy materials on the Internet instead of receiving them by mail.

Who is entitled to vote?

Only shareholders of record at the close of business on December 16, 2019 (the “Record Date”) will be entitled to vote at the Annual Meeting, or any adjournments or postponements thereof. Each outstanding share of the Company’s common stock, $0.25 par value per share, entitles its holder to cast one vote on each matter to be voted upon.

Shareholders have cumulative voting rights in the election of directors. If any shareholder gives proper written notice to any officer of the Company before the Annual Meeting, or to the presiding officer at the Annual Meeting, that shareholder may cumulate their votes for the election of directors by multiplying the number of votes to which the shareholder is entitled by the number of directors to be elected and casting all such votes for one nominee or distributing them among any two or more nominees. If such notice is given by any shareholder, votes for directors by such shareholder will be cumulated. For instance, if a shareholder only votes for one nominee, such vote will be automatically cumulated and cast for that nominee. If a shareholder has voted for more than one nominee, the total number of votes that the shareholder is entitled to cast will be divided equally among the nominees for whom the shareholder has voted.

Who can attend the Annual Meeting?

All shareholders as of the Record Date, or their duly appointed proxies, may attend the virtual Annual Meeting at www.virtualshareholdermeeting.com/MTSC2020. If you hold your shares in street name, you must request a legal proxy from your broker or nominee to attend and vote at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the Record Date will constitute a quorum. A quorum is required for business to be conducted at the Annual Meeting. As of the Record Date, 19,159,266 shares of our common stock were outstanding, so holders of at least 9,579,634 shares of our common stock must be present, attending the virtual Annual Meeting or by proxy, to have a quorum. If you vote your proxy electronically through the Internet or by telephone, or submit a properly executed paper proxy card, your shares will be considered part of the quorum even if you abstain from voting.

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How do I vote?

Shareholder of Record; Shares Registered in Your Name

If you are a stockholder of record, you may vote in one of the following ways:

●	By Internet before the Annual Meeting: You may access the website at www.proxyvote.com to cast your vote 24 hours a day, 7 days a week. You will need your 16-digit control number found in the Notice of Internet Availability or proxy card. Follow the instructions provided to obtain your records and create an electronic ballot. Your vote must be received before p.m. Eastern Standard Time on February 10, 2020.

●	By telephone before the Annual Meeting: If you reside in the United States or Canada, you may call 1-800-690-6903 by using any touch-tone telephone, 24 hours a day, 7 days a week. Have your Notice of Internet Availability or proxy card in hand when you call and follow the voice prompts to cast your vote. Your vote must be received before p.m. Eastern Standard Time on February 10, 2020.

●	By mail before the Annual Meeting: If you request a paper proxy card, mark, sign and date each proxy card you receive and return it in the postage-paid envelope provided or to the location indicated on the proxy card.

●	At the Annual Meeting: If you are a shareholder of record, you may attend the Annual Meeting and vote your shares at www.virtualshareholdermeeting.com/MTSC2020 during the meeting. You will need your 16-digit control number found in the Notice of Internet Availability or proxy card. Follow the instructions provided to vote.

The Internet and telephone voting procedures are designed to verify shareholders’ identities, allow them to give voting instructions and confirm that their instructions have been recorded properly. Shareholders voting through the Internet should be aware that they may incur costs to access the Internet and that these costs will be at the expense of the shareholder.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you may have received a Notice of Internet Availability or a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is submitted to your broker, bank or other nominee. Internet and telephone voting also may be available to you; please see the materials you received from your broker, bank or other nominee for further information. To vote online at the virtual Annual Meeting, you will need the 16-digit control number included with your voting instruction card or voting instructions you received from your broker, bank, or other agent.

Can I change my vote after I vote electronically or return my proxy card?

Yes. Even after you have voted electronically through the Internet or by telephone or submitted your proxy card, you may change your vote at any time before the proxy is exercised at the Annual Meeting. You may change your vote by:

●	Returning a later-dated proxy by Internet, telephone or mail;

●	Delivering a written notice of revocation to our Corporate Secretary at 14000 Technology Drive, Eden Prairie, Minnesota 55344; or

●	Attending the virtual Annual Meeting and voting. Your attendance at the Annual Meeting will not by itself revoke a proxy that you have previously submitted.

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Shareholders who hold shares through a broker or other intermediary should consult that party as to the procedures to be used for revoking a vote.

What does the Board recommend?

The Board’s recommendations are set forth after the description of the proposals in this proxy statement. In summary, the Board recommends a vote:

●	FOR the election of each of the nominated directors (see Proposal 1 on page 1);

●	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020 (see Proposal 2 on page 12 of this proxy statement); and

●	FOR approval of a 500,000 share increase in the number of authorized shares under our 2017 Stock Incentive Plan (see Proposal 3 on page 15 of this proxy statement).

●	FOR the non-binding, advisory vote to approve the compensation of our named executive officers (see Proposal 4 on page 43 of this proxy statement).

Shares represented by proxies submitted through the Internet or by telephone, or those paper proxy cards properly signed, dated and returned, will be voted at the Annual Meeting in accordance with the instructions set forth therein. If you return a properly executed proxy card without specific voting instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

What vote is required to approve each proposal?

For Proposal 1, the eight nominees receiving the highest number of “FOR” votes will be elected.

For Proposals 2, 3 and 4 each shareholder is entitled to one vote for each share of common stock held and the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

A “WITHHELD” vote will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted in favor of the director nominee with respect to whom authority has been withheld.

A properly executed proxy marked “ABSTAIN” with respect to Proposals 2, 3 and 4 will not be voted, although it will be counted for purposes of determining whether there is a quorum. In Proposals 2, 3 and 4, abstentions will have the same effect as a negative vote.

If your shares are held in the “street name” of a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the proposal to be acted upon. If you do not give your broker instructions as to how to vote your shares, your broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” matters, such as the ratification of accounting firms. Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as the election of directors, the approval of the 500,000 share increase to the number of authorized shares under our 2017 Stock Incentive Plan, and the non-binding, advisory vote to approve the compensation of the Company’s named executive officers. These rules apply notwithstanding the fact that shares of our common stock are traded on the Nasdaq Global Select Market.

If your brokerage firm votes your shares only on “routine” matters because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted for or against the routine matter. If your brokerage firm lacks discretionary voting power with respect to an item that is not a routine matter and you do not provide voting instructions (a “broker non-vote”), your shares will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting, but will not be counted in determining the number of shares voted for or against non-routine matters.

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Who will count the vote?

Broadridge Financial Solutions, Inc. will act as inspector of elections to determine whether or not a quorum is present and tabulate votes cast by proxy or at the Annual Meeting.

What does it mean if I receive more than one Notice of Internet Availability?

If your shares are held in more than one account, you will receive more than one Notice of Internet Availability. To ensure that all your shares are voted, vote electronically through the Internet or by telephone, or sign, date and return a paper proxy card for each Notice of Internet Availability you receive. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting your bank, broker or other nominee, if your shares are held in “street name,” or by contacting the Company’s transfer agent, EQ Shareowner Services at 800-401-1957, if you are a shareholder of record.

How will voting on any other business be conducted?

We do not know of any business to be considered at the Annual Meeting other than the matters described in this proxy statement. However, if any other business is properly presented at the Annual Meeting, your proxy gives authority to each of David J. Anderson and Jeffrey A. Graves to vote on such matters at their discretion.

How are proxies solicited?

In addition to use of the Internet and mail, proxies may be solicited by our officers, directors and other employees by telephone, through electronic transmission, facsimile transmission, or personal solicitation. No additional compensation will be paid to such individuals for such activity.

What is “householding”?

We may send a single proxy statement, as well as other shareholder communications, to any household at which two or more shareholders reside unless we receive other instruction from you. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs and conserve natural resources. If your shareholder communications are being householded and you wish to receive multiple copies of the shareholder communications, or if you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this practice for future mailings, please notify your bank, broker or other nominee, if your shares are held in “street name,” or notify the Company directly at 952-937-4000, if you are a shareholder of record.

Who pays for the cost of this proxy solicitation?

We will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of the Notice of Internet Availability, the proxy statement and any additional information furnished to shareholders. We will reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

In addition, we have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $15,000 in total.

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Why are you holding a virtual Annual Meeting?

Our Annual Meeting will be a virtual meeting that will be conducted live via webcast. We are excited to continue to utilize the latest technology to provide ready access, real-time communication and cost savings for our shareholders and us. We believe that hosting a virtual Annual Meeting will more efficiently facilitate shareholder attendance and participation fully and equally from any location in the world. You will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies, but you will incur no costs of traveling to the meeting. A virtual Annual Meeting makes it possible for more shareholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving us and our shareholders time and money, especially as physical attendance at meetings has fallen. We also believe that the online tools we have selected will increase shareholder communication. We are very sensitive to concerns that virtual meetings may diminish the shareholder voice or reduce accountability of management. Accordingly, we have designed our virtual format to enhance, rather than constrain, shareholder access, participation and communication. For example, the virtual format allows shareholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board or management.

How can I participate and ask questions at the virtual Annual Meeting?

We are committed to ensuring that our shareholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. In order to submit a question at the Annual Meeting, you will need to provide your 16-digit control number that is on your Notice of Internet Availability or on your proxy card if you receive materials by mail. You may log in 15 minutes before the start of the Annual Meeting and submit questions online. You will also be able to submit questions during the Annual Meeting. We encourage you to submit any question that is relevant to the business of the Annual Meeting. All appropriate questions asked during the Annual Meeting will be read and addressed during the Annual Meeting, as time permits. Questions and answers may be grouped by topic, and we may group substantially similar questions together and answer them once. Questions regarding personal matters or general economic or political questions that are not directly related to our business are not pertinent to Annual Meeting matters and, therefore, will not be answered. We limit each shareholder to one question in order to allow us to answer questions from as many shareholders as possible. If there are matters of individual concern to a shareholder and not of general concern to all shareholders, or if a question posed was not otherwise answered, we encourage shareholders to contact us separately after the Annual Meeting. We encourage shareholders to log into the virtual Annual Meeting at least 15 minutes prior to the start of the Annual Meeting to test their Internet connectivity. We want to be sure that all our shareholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, so all members of our Board and executive officers are expected to join the Annual Meeting and be available for questions.

What do I do if I have technical problems during the virtual Annual Meeting?

If you encounter any difficulties accessing the virtual Annual Meeting webcast, please call the technical support number that will be posted on the Annual Meeting website log-in page.

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APPENDIX A

FIRST AMENDMENT

MTS SYSTEMS CORPORATION

2017 STOCK INCENTIVE PLAN

This Instrument, amending the 2017 Stock Incentive Plan, is made by MTS Systems Corporation, a Minnesota corporation (the “Company”) and shall be effective as of January 31, 2020, subject to approval of the increase in the number of authorized shares by the shareholders of the Company.

WHEREAS, the Company adopted, effective as of June 6, 2017, the MTS Systems Corporation 2017 Stock Incentive Plan (the “Plan”), which Plan was approved at a meeting of the Company’s shareholders held on that date; and

WHEREAS, Section 12.1 of the Plan reserves to the Compensation and Leadership Committee (the “Committee”) of the Board of the Company the authority to amend the Plan from time to time, subject to the limitations contained in that Section and the Committee desires to amend the Plan to increase the number of Shares available under the Plan by 500,000 Shares;

THEREFORE, the Plan is hereby amended as follows:

1.	The number of Shares that may be issued under the Plan is hereby increased by an additional 500,000 Shares, to an aggregate of 2,000,000 Shares and Section 3.1 is amended to read as follows:

“3.1 AGGREGATE SHARES AUTHORIZED.

The aggregate number of Shares that may be issued under the Plan is Two Million (2,000,000) Shares. In addition, Shares subject to awards currently outstanding under the Company’s 2011 Stock Incentive Plan (the 2011 Plan) that are terminated, cancelled, surrendered or forfeited without the delivery of Shares may be reissued at the discretion of the Committee under the Plan. As of June 6, 2017, no further grants are permitted under the 2011 Plan. The aggregate number of Shares described above are subject to adjustment as provided in Section 3.4. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company.

2.	Section 3.3(a) of the Plan is amended to read as follows:

(a) No more than Two Million (2,000,000) Shares may be used for Incentive Stock Options;

3.	Upon approval of this Amendment by the shareholders, the Plan shall be conformed to reflect the changes made by this Amendment.

4.	Except as amended above, the Plan shall remain in full force and effect.

Adopted by the Compensation and Leadership Committee of the Board of Directors on November 11, 2019
Approved by the Shareholders of the Company on February [  ], 2020

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 10, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MTSC2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 10, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E88187-P31261

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MTS SYSTEMS CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect eight directors to hold office until the next annual meeting of shareholders or until their successors are duly elected.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David J. Anderson
02) Jeffrey A. Graves
03) Nancy Altobello
04) David D. Johnson
05) Randy J. Martinez
06) Michael V. Schrock
07) Chun Hung (Kenneth) Yu
08) Linda Zukauckas

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

NOTE: THIS PROXY/VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

This proxy should be marked, dated and signed by the shareholder(s) exactly as his, her or their name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. Jointly owned shares will be voted as directed unless another owner instructs to the contrary, in which case, the shares will not be voted.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

E88188-P31261

PROXY

MTS SYSTEMS CORPORATION

Proxy for the Annual Meeting of Shareholders
February 11, 2020

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of MTS Systems Corporation, a Minnesota corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints David J. Anderson and Jeffrey A. Graves, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote all the shares of common stock of the Company, held of record by the undersigned on December 16, 2019, at the ANNUAL MEETING OF SHAREHOLDERS to be held on February 11, 2020, and any adjournments or postponements thereof.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Card to be signed on the reverse side